UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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EVINE Live Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EVINE LIVE INC.
6740 Shady Oak Road
Eden Prairie, MN 55344-3433

May 4, 2018

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of EVINE Live Inc., a Minnesota corporation (the “Company”), to be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on June 13, 2018 at 9:00 a.m. CT.

This year we are again taking advantage of a Securities and Exchange Commission rule allowing us to furnish our proxy materials over the Internet. You will receive a Notice Regarding Availability of Proxy Materials that will tell you how you can access our proxy materials which describe the matters to come before the meeting. It also will tell you how to request a paper or e-mail copy of our proxy materials.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you plan to attend the Annual Meeting, please take the time to vote. Please vote your shares as instructed in the Notice Regarding Availability of Proxy Materials or on your proxy card and send your proxy through the Internet, telephone or mail as soon as possible so that your proxy is received prior to the Annual Meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes. Please vote as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at the meeting if you so desire.

Your vote is extremely important regardless of the number of shares you own. Please promptly follow the directions on the enclosed proxy card to vote by telephone, by Internet, or by signing, dating and returning the proxy card in the postage-paid envelope provided. It is important that your shares be represented.

Sincerely,

Robert J. Rosenblatt

Chief Executive Officer

EVINE LIVE INC.
6740 Shady Oak Road
Eden Prairie, MN 55344-3433

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 13, 2018

To the Shareholders of EVINE Live Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of EVINE Live Inc., a Minnesota corporation (the “Company”), will be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota on June 13, 2018 at 9:00 a.m. CT, or at any adjournments or postponements thereof. The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect eight persons to serve as directors on our Board of Directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to approve, on an advisory basis, the 2017 compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

3.	to approve the amendment to the Company’s 2011 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for awards from 9,500,000 to 13,000,000;

4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019; and

5.	to transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Only Company shareholders of record as of the close of business on April 18, 2018 will be entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The mailing of the accompanying proxy statement and the Board’s form of proxy to shareholders who request a printed copy will commence on or about May 4, 2018. The mailing of the Notice Regarding Availability of Proxy Materials to our shareholders will commence on or about May 4, 2018.

Your vote is extremely important. You may attend the Annual Meeting and vote in person, or you may vote by following the directions on the proxy card for the Annual Meeting. Even if you own only a few shares, and whether or not you plan to attend the meeting in person, you are requested to vote your proxy either (1) through the Internet at the address listed on the Notice Regarding Availability of Proxy Materials or the proxy card, (2) by calling a toll-free telephone number listed on the proxy card or (3) by marking, signing and dating the proxy card and mailing it in the envelope provided. The proxy may be revoked by you at any time prior to being exercised and voting your proxy by telephone or through the Internet or by returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

If you attend the Annual Meeting and wish to change your proxy, you may do so automatically by voting in person at the Annual Meeting. You may also revoke any previously returned proxy by sending another later-dated proxy for the Annual Meeting. Only your latest-dated proxy counts.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF PROPOSALS 1-4, INCLUDING VOTING IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS.

By Order of the Board of Directors

Andrea M. Fike
Senior Vice President, General Counsel and Secretary

May 4, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS	2

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	4

Shareholder Communications with the Board of Directors	4
Attendance at Shareholder Meetings	4
Composition of the Board	5
Board Leadership Structure and Risk Oversight	5
Director Independence	5
Committees of the Board of Directors	5
Director Qualifications, Board Diversity and Shareholder Nominations for Directors	8
Business Ethics Policies	8
Attendance and Meetings of the Board of Directors and Its Committees	8
Compensation Committee Interlocks and Insider Participation	8

EXECUTIVE COMPENSATION	9

Executive Summary	9
Compensation Discussion and Analysis	9
Compensation Committee Report	15
Summary Compensation Table	16
Grants of Plan-Based Awards in Fiscal 2017	18
Outstanding Equity Awards at Fiscal 2017 Year-End	19
Option Exercises and Stock Vested	20
All Other Compensation	20
Severance Agreements and Severance Plan	20
Potential Payments upon Termination, Non-Change in Control and After Change of Control	22
Additional Potential Payments for Accelerated Equity Awards Upon Change in Control	22
CEO Pay Ratio	23

PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	23

DIRECTOR COMPENSATION FOR FISCAL 2017	24

PROPOSAL NO. 3 APPROVE THE AMENDMENT TO THE COMPANY’S 2011 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AUTHORIZED FOR AWARDS FROM 9,500,000 TO 13,000,000	25

General	25
Shareholder Approval and Board of Directors Recommendations	26
Determination of the Share Increase	26
Summary of the 2011 Omnibus Incentive Plan	26
Awards Under the 2011 Plan	32
Equity Compensation Plan Information	32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34

Relationship with GE Equity, Comcast and NBCU	34
Director Relationship	35
Related Person Transactions Approval Policy	35

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36

Report of the Audit Committee	36
Fees Billed by Deloitte & Touche LLP	37
Approval of Independent Registered Public Accounting Firm Services and Fees	37

PROPOSAL NO. 4: RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	39

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT	43

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	44

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING	44

ANNUAL REPORT AND AVAILABLE INFORMATION	44

HOUSEHOLDING OF PROXY MATERIALS	45

OTHER MATTERS	45

EVINE Live Inc.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 13, 2018

The enclosed proxy is being furnished to holders of shares of common stock of EVINE Live Inc., a Minnesota corporation (the “Company” or “EVINE”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 13, 2018 at 9:00 a.m. CT, or at any adjournments or postponements thereof, for the purposes set forth herein. The Annual Meeting will be held at our offices located at 6690 Shady Oak Road (Human Resources entrance), Eden Prairie, Minnesota. The mailing of this proxy statement to shareholders who request a printed copy will commence on or about May 4, 2018. The mailing of the Notice Regarding Availability of Proxy Materials will commence on or about May 4, 2018.

This proxy statement contains important information to consider when deciding how to vote on the matters set forth in the Notice of Annual Meeting of Shareholders. In this proxy statement, the terms “EVINE,” the “Company,” “we,” “our,” “ours,” and “us” refer to EVINE Live Inc. Our principal executive offices are located at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433 and our main telephone number is (952) 943-6000.

Voting Matters and Voting Recommendations

The following proposals are included in this proxy statement and are scheduled to be voted on at the meeting. The Board recommends that you vote your shares as indicated below.

PROPOSALS:		THE BOARD’S VOTING RECOMMENDATIONS:	RATIONALE FOR SUPPORT:	FOR FURTHER DETAILS:
1.	Elect the eight directors identified in this proxy statement, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of skills and qualifications to the Board and can represent the interests of all shareholders.	Page 2

2.	Approve the compensation of our named executive officers on an advisory basis.	“FOR”	Our executive compensation program is designed to attract and retain exceptional leaders and enable them to behave like owners.	Page 23

3.	Approve the amendment to the Company’s 2011 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for awards from 9,500,000 to 13,000,000.	“FOR”
An increase in the number of shares available for grant under the 2011 Omnibus Incentive Plan ensures that the Company can continue to grant equity-based awards in order to attract and retain talented directors and key employees.

4.	Ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending February 2, 2019.	“FOR”	The Audit Committee of the Board believes that it is in the best interests of the Company and its shareholders to retain Deloitte & Touche LLP.	Page 37

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Proposal No. 1 is a proposal to elect eight persons to serve as directors on our Board of Directors. Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified, or his or her earlier resignation or removal. All of the Board’s director nominees have consented to be named in this proxy statement and to serve as a director, if elected.

The number of directors currently serving on our Board is ten. Messrs. Arnold and Robinson will not be standing for re-election at our Annual Meeting, and the size of the Board will be decreased to eight on the date of the meeting. Our Corporate Governance and Nominating Committee reviewed the makeup of the Board and recommended, by unanimous vote, that each person named below, be nominated for election as directors. All of the nominees named below were elected to serve as directors at our 2017 Annual Meeting of Shareholders, except for Mr. Spiro, who was appointed to the Board in March 2018. Prior to Mr. Spiro’s appointment, the size of the Board was increased by one to ten directors.

On March 19, 2018, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with our shareholder the Clinton Group, Inc. (the “Investor”) pursuant to which we agreed, among other things, to cause the Board to appoint Mr. Spiro as a new director to serve on the Board until the Annual Meeting and to nominate, recommend to shareholders and support such director for election to the Board at the Annual Meeting. The Cooperation Agreement, including certain standstill commitments made by the Investor, is described in a Form 8-K filed with the SEC on March 20, 2018.

Based upon the recommendation of our Corporate Governance and Nominating Committee (the “Governance Committee”), the Board unanimously nominated the individuals recommended by the Governance Committee for election as directors. We did not retain any third party to assist in identifying or evaluating the nominees. Assuming shareholders elect all the director nominees named in this proxy statement at the Annual Meeting, we will have eight directors. The Board has authority under our By-Laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual meetings. Your proxy holder will vote your shares for the Board’s nominees unless you instruct otherwise.

If prior to the Annual Meeting the Board should learn that any of its nominees will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. However, in the event Mr. Spiro is unable or unwilling to serve prior to the end of his term, the Investor has a right to propose a replacement director. The Board has no reason to believe that any of its nominees will be unable to serve. There are no family relationships between any director, executive officer, or person nominated to become a director.

Directors are elected by a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. Assuming a quorum is present, the eight validly nominated individuals receiving the highest number of votes cast at the Annual Meeting will be elected directors.

Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES NAMED BELOW TO CONSTITUTE OUR BOARD:

Thomas D. Beers has been Chief Executive Officer of Fremantle Media N.A., Inc., since 2012 where he is responsible for Fremantle’s management and business performance as well as the development, production and operations of more than 600 hours of programming per year including “American Idol,” “America’s Got Talent,” “The X Factor,” “Let’s Make a Deal,” “Family Feud,” and “The Price is Right.” Prior to joining Fremantle, Mr. Beers was the founder and Chief Executive Officer of Original Productions, where he was the creator and driving force behind the Primetime Emmy® winning “Deadliest Catch,” and Emmy nominee “Ice Road Truckers,” and top-rated shows “Storage Wars,” “Monster Garage” and “Black Gold.” His catalogue of more than 30 series is firmly entrenched across the cable powerhouses Discovery, HISTORY, A&E, Spike TV, The National Geographic Channel, and truTV. Mr. Beers’ extensive programming development and production, brand enhancement and relationships in the entertainment and media industry is invaluable in providing strategic advice on new ventures, product development and marketing initiatives.

Neal S. Grabell is currently a Visiting Professor of Economics and Independent College Programs at Haverford College where he has taught since 2006. Mr. Grabell served as Of Counsel to the Saul Ewing, LLP law firm from 2008 to 2015 where he practiced corporate and commercial law for domestic and foreign retailing, licensing, and manufacturing clients. From 1987 to 2008, Mr. Grabell served as the General Counsel of QVC, Inc. where he was responsible for the company’s securities offerings and filings, commercial transactions, acquisitions, litigation, regulatory and ethical compliance, corporate structure, and government relations. Mr. Grabell also oversaw the affiliate sales and marketing department, and operations of other departments of the company, forming and managing the internal audit department and leading the facilities department operations in the company’s numerous sites. Mr. Grabell was a director of QVC (UK), a Managing Director of QVC Deutschland GmbH, and a Director of QVC Japan, Inc. from their respective formations until 2009. He was also a director of most of QVC’s domestic subsidiaries. Mr. Grabell received a B.A. degree from Haverford College in 1977 and a J.D. degree from Georgetown University in 1980. Mr. Grabell is the President of the foundations of Golden Slipper Club & Charities, a Governor of the Golden Slipper Club & Charities, and trustee of the Abramson Center. Mr. Grabell was recommended to serve on our Board by members of the Board of Directors. Mr. Grabell’s experience with QVC, and his legal and business background, provides him with a unique perspective with respect to television retailing and the legal/regulatory issues it faces.

Landel C. Hobbs has served as the Company’s Chairman of the Board since August 2016 and prior to that time served as Vice Chair since 2015. He is the founder and has been Chief Executive Officer of LCH Enterprises LLC, a consulting and investment firm that operates in the broader telecommunications and media space, since 2010. Mr. Hobbs previously served as Chief Operating Officer of Time Warner Cable (“TWC”) from 2005 until the end of 2010 and was Chief Financial Officer of TWC from 2001 until 2005. He served as Vice President of Financial Analysis and Operations Support for all divisions of AOL Time Warner from September 2000 until October 2001. Mr. Hobbs also served in various positions, including Senior Vice President, Controller and Chief Accounting Officer, of Turner Broadcasting System, Inc. from 1993 until 2000. Before joining Turner in 1993, he served as Senior Vice President and Audit Director of Banc One Illinois Corporation and as a Senior Manager with KPMG Peat Marwick. He is currently Chairman of the National 4H Council. He was previously the Chairman of The Dyslexia Resource Trust, Lead Director of Allconnect, Chair and a Director of CSPAN, a Trustee of Women in Cable Television (WICT), and a Broadcasting and Cable Hall of Fame Member. Mr. Hobbs earned a Bachelor of Business Administration from Angelo State University. Mr. Hobbs brings to the Board significant cable and broadcast television expertise which is invaluable to the Company and management when assessing and structuring both cable and satellite distribution and other carriage deals. Mr. Hobbs also has an extensive finance and operations background which benefits the Board with analyzing financial transactions, financial reporting as well as accounting oversight.

Mark K. Holdsworth is currently the co-founder and operating partner of Tennenbaum Capital Partners, LLC, a Los Angeles-based private multi-strategy investment firm with approximately $9 billion of capital under management, a position he has held since 1996. He also serves as the founder of Holdsworth & Co., LLC, a family office focused on investments in real estate, venture capital, common equities and privately-owned businesses. He has extensive experience investing in multiple industries, including technology and media. Mr. Holdsworth also has 20 years of experience serving on boards of directors for companies in a variety of industries, currently serving on the boards of Parsons Corporation, AGY Holding Corp. and Intelinair Corp. He specializes in active management oversight, strategy, mergers and acquisition activity and financing and, as a financial expert, is able to provide knowledgeable insight to implement structures that can be used to accelerate growth and improve financial flexibility. Mr. Holdsworth received a B.A. from Pomona College in Physics, a B.S. (Honors) from California Institute of Technology in Engineering and Applied Science and an M.B.A. from Harvard Business School. Mr. Holdsworth was recommended to serve on our Board by members of the Board of Directors. Mr. Holdsworth provides the Company with finance and capital markets expertise.

Lisa A. Letizio has served as a strategic advisor to LivingHR, Inc., a culture first consulting and search group, since 2014 and as an independent consultant to Allison James Estate & Homes, Inc., a real estate brokerage firm, since 2015. She served as the Chief Human Resources Officer at HSN, Inc. from 1998 to 2014. In that role, Ms. Letizio oversaw the Human Resources teams for all of HSNi, a retail portfolio that encompassed HSN, a leading interactive multichannel retailer, and Cornerstone, a multichannel retailer of lifestyle brands including Frontgate, Garnet Hill and Ballard Designs. Ms. Letizio’s responsibilities at HSNi included talent acquisition and assessment, leadership development, compensation, employee engagement, benefits/wellness, work life programs and community affairs. Prior to joining HSNi, Ms. Letizio was Vice President of Human Resources of The Timberland Company from 1992 to 1998. During her tenure at The Timberland Company, Ms. Letizio built the company’s global human resources function, establishing world-wide pay and benefits systems as well as recruiting top leadership talent across Europe, the Dominican Republic and Puerto Rico. Ms. Letizio is a board member and board secretary of the St. Petersburg Arts Alliance. Ms. Letizio provides the Board with valuable talent acquisition and assessment, leadership development, and compensation experience obtained over her more than 20-year career in the consumer goods and home shopping industries. Her deep experience in these areas provides the Board with strategic and operational leadership and critical insights into human resources and executive compensation issues.

Robert J. Rosenblatt joined the Company in June 2014 as Chairman of the Board. In February 2016, he was appointed Interim Chief Executive Officer and permanent Chief Executive Officer on August 18, 2016. Previously, Mr. Rosenblatt served as Chief Executive Officer of Rosenblatt Consulting, LLC, a private company he formed in 2006, which specializes in helping investment firms determine value in both public and private consumer companies as well as helping retail firms bring their products to market. From 2012 to 2013, Mr. Rosenblatt served as the interim President of ideeli Inc., a members-only e-retailer that sells women's fashion and décor items during limited-time sales. From 2004 to 2006, he was Group President and Chief Operating Officer of Tommy Hilfiger Corp. (then a public company), a worldwide apparel and retail company. He co-managed the process that culminated in the successful sale of Tommy Hilfiger Corp. to Apax Partners in 2006. From 1997 to 2004, Mr. Rosenblatt was an executive at HSN, Inc., a multi-channel retailer and television network specializing in home shopping. He served as Chief Financial Officer from 1997 to 1999, Chief Operating Officer from 2000 to 2001 and President from 2001 to 2004. Previously, from 1983 to 1996, he was an executive at Bloomingdale's, an upscale chain of department stores owned by Macy's Inc., and served as Chief Financial Officer and Vice President of Stores. He currently serves on the board of RetailNext, a provider of technology and analytics solutions to the retail industry. Mr. Rosenblatt also served on the Board of Directors of Newgistics, Inc., I.Predictus, debShops, PepBoys and the Electronic Retailing Association, and was an adjunct professor at Fashion Institute of Technology where he taught entrepreneurial studies. Mr. Rosenblatt holds a BS in Accounting from Brooklyn College. Mr. Rosenblatt provides the Board with substantial home shopping and retail perspectives from his time at HSN and Bloomingdales. In addition, his prior executive management and board experience in publicly-held companies provides the Board with public company accounting and financial reporting expertise, operational expertise and a top-level perspective in organizational management.

Fred R. Siegel is owner of Fred Siegel Partners, a consultancy group focused on social change initiatives for corporations and leading non-profits, a position he has held since 2000. Mr. Siegel was Senior Vice President and marketing head for QVC from 1993 to 1998, overseeing all off-air consumer touch-points including all marketing and communications, leading special on-air events, and attracting and securing marquee brand-name vendors, helping QVC become the category-defining brand. After QVC, Mr. Siegel was marketing lead for Excite and Excite @ Home where he oversaw all marketing and communications activities. He is responsible for many Internet firsts including strategic partnerships with television networks, the first large-scale voting event on the web (with the Prime Time Emmys) and the first Online Town Hall meeting with President Clinton. He currently works with multiple organizations such as AARP, Stand Up To Cancer and digital content powerhouse, ATTN, advises early-stage companies including Andreessen Horowitz-backed Honor Home Care, the Emmy award-winning National Geographic series, Years Of Living Dangerously, and is a national Board member for United Healthcare Children’s Foundation. Mr. Siegel has won multiple awards including a Daytime Emmy Award (2011) and numerous advertising awards including Clio and One Show. Mr. Siegel’s experience with QVC, his prior experience at Excite and his current work with multiple high-profile enterprises, provides him with global perspectives and real-time knowledge on marketing, brand development and customer acquisition particularly relevant in the digital retail arena.

Alexander B. Spiro is currently a partner at Quinn Emanuel Urquhart and Sullivan, LLP having served in that capacity since October 2017. His practice area includes nearly every type of litigation, dispute, and investigation across the globe. Prior to that, Mr. Spiro was an attorney at Brafman and Associates in New York City since July 2013. In that position, Mr. Spiro has handled an array of complex litigation and investigations. Prior to his joining Brafman and Associates, from September 2008 to July 2013, Mr. Spiro worked as a Manhattan prosecutor. Mr. Spiro formerly was the director of an autism children’s program at McLean Hospital, Harvard’s psychiatric hospital. Mr. Spiro is a graduate of the Harvard Law School where he remains on the adjunct teaching faculty. He has lectured and written on a variety of subjects related to psychology and the law. Mr. Spiro is also a board member of GlassBridge Enterprises, Inc., having served in that capacity since August 2015. Mr. Spiro’s experience and deep connections in the sports, entertainment, media and celebrity industries provides the Board with insights on consumer trends and opportunities that are relevant in digital retailing.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Shareholder Communications with the Board of Directors

Persons interested in communicating with the Board are encouraged to contact the Chair of the Board, all outside directors as a group, or an individual director by submitting a letter or letters to the desired recipients in an envelope labeled with “Chair of the Board” or the names of specified directors. This letter should be placed in an envelope and mailed to EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. The Corporate Secretary will forward the communication to the designated recipient(s) or the Chair of the Board.

Attendance at Shareholder Meetings

The directors are encouraged, but not required, to attend all meetings of our shareholders. All our then-serving directors attended our 2017 Annual Meeting of Shareholders.

Composition of the Board

Certain information about our current directors is set forth below (ages are as of April 30, 2018).

Name	Age	Director Since	Positions Currently Held with our Company
Robert J. Rosenblatt	60	2014	Chief Executive Officer, Director
Thomas D. Beers	66	2014	Director
Landel C. Hobbs	55	2014	Chair of the Board
Lowell W. Robinson	69	2014	Director
Fred R. Siegel	64	2014	Director
Lisa A. Letizio	55	2015	Director
Neal S. Grabell	62	2016	Director
Mark K. Holdsworth	52	2016	Director
Scott R. Arnold	60	2017	Director
Alexander B. Spiro	35	2018	Director

Board Leadership Structure and Risk Oversight

Robert J. Rosenblatt served as the Chair of the Board until he was appointed Chief Executive Officer (“CEO”) on August 18, 2016, at which time Landel C. Hobbs was appointed Chair of the Board. The Chair of the Board and the CEO are currently separate offices. Our Board believes that having separate positions and having an independent director serve as Chair of the Board is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance. The Board retains the right to exercise its discretion in combining or separating the offices of Chair of the Board and Chief Executive Officer if it believes it is in the best interest of the Company and its shareholders, in light of all circumstances at any particular time.

The Company’s management is responsible for risk management on a day-to-day basis and engages annually in a formal Enterprise Risk Management (“ERM”) process. ERM is a process applied in a strategy setting across the Company and is designed to identify and manage potential events or risks that may affect the Company and to provide reasonable assurance regarding the achievement of Company objectives. The Company develops an assessment of major risks facing the Company and mitigation plans as part of its annual strategic planning process, incorporating any new risk treatment strategies into normal business activities. Input gathered from the Board is analyzed and incorporated into the process.

The Board oversees the risk management activities of management directly and through the committees of the Board by discussing with management the policies and practices utilized by management in assessing and managing risks and by providing input on those policies and practices. In general, the Board oversees risk management activities relating to business strategy, strategic transactions, capital allocation, legal and regulatory risk, and operational risks; the Audit and Finance Committees oversee risk management activities related to certain financial risks and the Audit Committee oversees the ERM process; the Human Resources and Compensation Committee (the “HR and Compensation Committee”) oversees risk management activities relating to the Company’s compensation policies and practices and organizational risk; and the Governance Committee oversees risk management activities relating to Board composition and function. Each committee reports to the full Board on a regular basis, including reports with respect to the respective committee’s risk oversight activities as appropriate. Certain key risks and related mitigation plans are also reviewed more in depth throughout the year either by the Board or its committees. Management and the Board regularly review and discuss appropriate strategies to monitor and assess the effectiveness of risk treatment for long-term success.

Director Independence

Ms. Letizio and Messrs. Hobbs, Robinson, Grabell, Holdsworth, Arnold, Siegel and Spiro, constituting a majority of the Board, have been determined to be independent as that term is used in Section 10A of the Exchange Act of 1934 and as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules. Our Board has determined that neither Mr. Rosenblatt, as our Chief Executive Officer, nor Mr. Beers are independent as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

Committees of the Board of Directors

On-going committees established and maintained by the Board include the Audit Committee, the HR and Compensation Committee, the Governance Committee, and the Finance Committee.

The following table summarizes the current membership of each of our on-going committees:

Director	Audit Committee	HR and Compensation Committee	Governance Committee	Finance Committee
Robert J. Rosenblatt
Thomas D. Beers				Member
Landel C. Hobbs	Member			Chair
Lowell W. Robinson	Chair			Member
Fred R. Siegel		Member	Member
Lisa A. Letizio		Chair	Member(1)
Neal S. Grabell	Member	Member
Mark K. Holdsworth			Member	Member
Scott R. Arnold				Member
Alexander B. Spiro			Chair

(1)	Ms. Letizio served as Chair of the Governance Committee through March 22, 2018.

Audit Committee

The Audit Committee consists of Messrs. Robinson (Chair), Grabell and Hobbs. All members of the Audit Committee are independent as that term is used in Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The Board has determined that each of Messrs. Robinson, Grabell and Hobbs is an Audit Committee financial expert as defined by the Securities and Exchange Commission’s (“SEC”) regulations.

The Audit Committee is established by the Board for the primary purpose of assisting the Board in overseeing:

•	management’s process for ensuring the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits;

•	the Company’s compliance with legal and regulatory requirements;

•	the registered public accounting firm’s (independent auditor’s) qualifications and independence;

•	the performance of the Company’s independent auditor and internal audit function, if applicable; and

•	the Company’s systems of disclosure controls and procedures and internal controls over financial reporting.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The role of the Audit Committee is described above and in the Audit Committee charter, which is reviewed annually and can be found on our website at http://investors.evine.com/governance/governance-documents/default.aspx. The Audit Committee charter complies with the standards set forth in SEC and applicable stock exchange regulations.

HR and Compensation Committee

The HR and Compensation Committee consists of Ms. Letizio (Chair) and Messrs. Grabell and Siegel. All members of the HR and Compensation Committee are independent directors as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules and are outside directors for purposes of Internal Revenue Code Section 162(m). The HR and Compensation Committee charter complies with the standards set forth in Securities and Exchange Commission and applicable stock exchange regulations.

The responsibilities of the HR and Compensation Committee are set forth in the HR and Compensation Committee charter, which is reviewed annually and can be found on our website at http://investors.evine.com/governance/governance-documents/default.aspx.

Among other duties, the HR and Compensation Committee has the responsibility to:

•
establish executive compensation strategy, including base salary, incentive compensation and any other compensation elements and evaluate the strategy in light of the Company’s non-binding advisory say on pay vote;

•
assure that all executive officers are compensated in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies, and that they are not incentivized to take an undue amount of risk;

•	oversee our stock-based incentive plans and approve all grants to executive officers made in connection with those plans;

•	review and approve (i) the components of and total cash compensation for our Chief Executive Officer, and (ii) stock-based grants to our Chief Executive Officer;

•
review and approve any employment agreements or severance arrangements for the Chief Executive Officer or other members of senior management, including change-in-control provisions, plans or agreements;

•	monitor our employee benefit plans and discharge the duties imposed on the committee by the terms of those plans;

•	oversee succession planning for the Chief Executive Officer and other members of the senior executive team;

•	annually review and recommend to the Board cash and equity compensation for members of the Board and its Committees;

•	review and discuss with Company management the Compensation Discussion & Analysis;

•	annually evaluate the performance of the committee and the adequacy of the committee’s charter, and report the evaluation to the Board; and

•	perform other duties or functions deemed appropriate by the Board.

Compensation decisions for the named executive officers (other than the Chief Executive Officer) and the other corporate officers directly reporting to the Chief Executive Officer are made by the HR and Compensation Committee, upon the recommendation of our Chief Executive Officer. For the Chief Executive Officer, the compensation decisions are made by the HR and Compensation Committee. Under its charter, the HR and Compensation Committee has the authority to engage, review and approve the payment of fees to or terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

The HR and Compensation Committee’s meeting agendas are determined by its Chair, with the assistance of the SVP of Human Resources and the Corporate Secretary. The HR and Compensation Committee reports on its actions regarding executive compensation to the Board.

The HR and Compensation Committee is supported by our human resources and legal departments upon request. In addition, the HR and Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Consultant”) in 2017. Consultant is a global human resources consulting firm, hired to assist the HR and Compensation Committee in discharging its responsibilities, which include conducting periodic reviews of the Company’s total compensation program for executive officers. Under a policy established by the HR and Compensation Committee, Consultant only performs work for the HR and Compensation Committee, the Board and other committees of the Board, and has not been retained by or performed work on behalf of our management for other benefits, compensation or recruiting services, or any other purposes. In assessing Consultant’s independence, the HR and Compensation Committee has considered a number of important factors including: the relationships that the Consultant has with the Company, the members of the HR and Compensation Committee and our executive officers, as well as the policies that the Consultant has in place to maintain its independence and objectivity, and has determined that the work performed by Consultant has raised no conflicts of interest.

Governance Committee

The Governance Committee consists of Mr. Spiro (Chair), Ms. Letizio and Messrs. Holdsworth and Siegel. All members of the Governance Committee are independent directors as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The Governance Committee advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as directors, corporate governance and other matters as specified in the Governance Committee’s charter or as directed by the Board. The responsibilities of the Governance Committee are set forth in the Governance Committee charter, which is reviewed regularly in light of SEC and applicable stock exchange regulations and is available on our website at http://investors.evine.com/governance/governance-documents/default.aspx.

Finance Committee

The Finance Committee consists of Messrs. Hobbs (Chair), Arnold, Beers, Holdsworth and Robinson. The Finance Committee assists the Board with its responsibilities and monitors and provides advice to senior management of the Company with regard to capital raising strategies and activities and exercises such other authority that may be granted to the Finance Committee by the Board on a transaction by transaction basis. The responsibilities of the Finance Committee are set forth in the Finance Committee charter, which is available on our website at http://investors.evine.com/governance/governance-documents/default.aspx.

Director Qualifications, Board Diversity and Shareholder Nominations for Directors

The Governance Committee charter describes the attributes we seek in considering director candidates. The Governance Committee will consider persons recommended by shareholders in selecting nominees for election to the Board. The Governance Committee recommends qualified individuals who, if added to the Board, will provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for our Company. We have determined that a majority of our directors should be independent directors. While the Governance Committee does not have a formal diversity policy, diversity is one of the factors set forth in the Governance Committee’s charter in analyzing the qualifications for directors.

In evaluating potential nominees, the Board considers the person’s integrity, judgment, skill, experience with entities in related industries (i.e., consumer retailing, TV home shopping, TV programming, media, fulfillment, direct response marketing, e-commerce, technology, finance, mergers and acquisitions, and corporate law), public company experience, and commitment to devote the time and attention necessary to fulfill his or her responsibilities to the Company. It also considers the diversity of experience, race, ethnicity, gender and age of the nominees to complement and enhance the other members’ experiences and backgrounds.

Shareholders who wish to suggest qualified candidates should write to: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Governance and Nominating Committee, c/o Corporate Secretary. All recommendations should state in detail the qualifications of the person for consideration by the Governance Committee and should be accompanied by an indication of the person’s willingness to serve.

Business Ethics Policies

We have adopted a business ethics policy applicable to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of this business ethics policy is available on our website at http://investors.evine.com/governance/governance-documents/default.aspx. In addition, we have adopted a code of ethics for our Chief Executive Officer and senior financial management; this policy also is available on our website at http://investors.evine.com/governance/governance-documents/default.aspx.

Attendance and Meetings of the Board of Directors and Its Committees

Our business and affairs are managed by the Board, which held nine meetings during fiscal 2017. During fiscal 2017, the Audit Committee held eight meetings; the HR and Compensation Committee held eight meetings; the Governance Committee held six meetings; and, the Finance Committee held nine meetings. During fiscal 2017, none of our directors attended fewer than 75% of the aggregate number of meetings of the Board and the various committees on which he or she served during fiscal 2017.

Compensation Committee Interlocks and Insider Participation

No member of the HR and Compensation Committee is now, or was during the last fiscal year, an officer or employee of our Company or of any of our subsidiaries. None of our executive officers has served on the Board or on the HR and Compensation Committee of any other entity, any of whose executive officers served either on our Board or on our HR and Compensation Committee.

EXECUTIVE COMPENSATION

Executive Summary

Business Overview

EVINE Live Inc. is a multiplatform interactive digital commerce company that offers a mix of proprietary, exclusive and name brand merchandise directly to customers in an engaging and informative shopping experience through TV, online and on mobile devices. The Company operates a 24-hour television shopping network, Evine, which is distributed primarily on cable and satellite systems, through which it offers proprietary, exclusive and name brand merchandise in the categories of jewelry & watches; home & consumer electronics; beauty; and fashion & accessories.

2017 Performance

Our compensation structure is based on pay for performance. The following metrics outline our performance in fiscal 2017:

•	Net sales of $648.2 million, a decrease of 2.7% from 2016 fiscal year
•	Gross profit of $235.1 million, a decrease of 2.7% from 2016 fiscal year
•	Gross profit as a percentage of sales was flat to 2016 fiscal year at 36.3%
•	Net income was $0.1 million, an $8.9 million improvement over 2016 fiscal year
•	Adjusted EBITDA† increased 11% over 2016 fiscal year to $18.0 million
•	EPS was $0.00, a $0.15 improvement over 2016 fiscal year

Based on the foregoing results, no cash awards were earned under our annual incentive program for fiscal 2017, and no annual merit increases were made to the base salaries of our named executive officers.

Prior Year Say-on-Pay Results

The Board values the opinions of our shareholders and carefully reviews and considers the outcome of our Say-on-Pay vote, along with other relevant factors, in evaluating the compensation program for the NEOs. In 2017, more than 95% of the votes cast were in favor of our executive compensation. The HR and Compensation Committee devotes time and resources to understanding shareholder feedback and analyzing the executive compensation programs with the assistance of its independent compensation consultant. In evaluating potential changes, the HR and Compensation Committee also takes into consideration market practices and the Company’s overarching compensation philosophy of attracting and retaining exceptional leaders and enabling them to behave like owners. Our current programs are materially the same as the programs approved at our 2017 Annual Meeting. We believe our programs effectively align with the interests of our shareholders.

Compensation Discussion and Analysis

This compensation discussion and analysis is intended to provide an overview of the compensation awarded to, earned by, or paid to our named executive officers for 2017, including the material elements of the compensation paid to our named executive officers as outlined in the compensation tables included in this proxy statement. Our “named executive officers” or “NEOs” for 2017 are:

Name	Title
Robert J. Rosenblatt	Chief Executive Officer
Timothy A. Peterman(1)	Former EVP, Chief Operations Officer & Chief Financial Officer
Nicole R. Ostoya	EVP, Chief Marketing Officer
Michael A. Henry	SVP, Chief Merchandising Officer
Nicholas J. Vassallo	SVP, Corporate Controller
Jean-Guillaume Sabatier(2)	Former SVP, Sales & Product Planning & Programming
Damon E. Schramm(3)	Former SVP & General Counsel

(1)	Mr. Peterman ceased serving as an executive officer of the Company on April 16, 2018.
(2)	Mr. Sabatier’s employment with the Company terminated on April 1, 2017.
(3)	Mr. Schramm’s employment with the Company terminated on July 1, 2017.

† Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined and reconciled to net income on page 27 and 28 of our Annual Report on Form 10-K for fiscal 2017 filed with the SEC on April 10, 2018.

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain exceptional leaders and enable them to behave like owners. When setting executive compensation, we apply a consistent approach for all executive officers and intend that the combination of compensation elements closely aligns the executives’ financial interests with those of our shareholders. The program is primarily designed to:

•	Attract, motivate and retain a highly capable and performance-focused executive team;

•	Promote a culture of employee owners whose financial interests are aligned with those of our shareholders;

•	Pay for performance such that total compensation reflects the individual performance of executives and our Company’s absolute and relative performance;

•	Promote a focus on equity value by tying executive compensation to the long-term enhancement of shareholder value;

•	Permit the HR and Compensation Committee to exercise independent judgment and approval authority with respect to establishing executive compensation programs, performance measures, and awards; and

•	Consider the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

Target total compensation is comprised of an appropriate balance of cash and equity and divided into three core elements: base salary, annual cash incentive compensation, and long-term incentive compensation. In support of our emphasis on significant ownership by executives, the HR and Compensation Committee offers long-term incentive opportunities that encourage stock ownership. Generally, the amount of compensation realizable from prior compensation does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the HR and Compensation Committee reviews and considers the number of outstanding and previously granted equity awards. In addition to promoting share ownership, our executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit, and individual performance, both short-term and long-term, determine the largest portion of the executive pay opportunity.

Role of the HR and Compensation Committee and Executive Compensation Consultant

The HR and Compensation Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The HR and Compensation Committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable Nasdaq rules. To assist the HR and Compensation Committee in discharging its responsibilities, the HR and Compensation Committee engages a Consultant. The Consultant’s role is to develop analyses and competitive information and to provide independent advice to the HR and Compensation Committee related to executive compensation programs.

Process for Determining Executive Compensation

The HR and Compensation Committee reviews executive total compensation levels, including equity grants, during the first quarter of each fiscal year. Our CEO’s target total compensation package is set by the HR and Compensation Committee during an executive session, where the CEO is not present, based on the HR and Compensation Committee’s review of the competitive information prepared by the Consultant and assessment of the CEO’s individual performance in conjunction with the Company’s financial and operating performance. Target total compensation recommendations for other executive officers are made by the CEO and the head of human resources who work closely with the HR and Compensation Committee, after reviewing the executive’s and the Company’s performance in conjunction with the executive’s responsibility and experience when compared to the competitive information prepared by the Consultant. The HR and Compensation Committee then determines the compensation of these executive officers.

Market Data Review

To gain an understanding of current compensation practices and competitive pay levels, we perform a “market check” which reviews each executive officer’s target total compensation in relation to comparably-sized companies based on general industry data derived from several published survey sources. For our most senior executives, we also take into account competitive compensation data for comparable positions from the proxy statements of a selected group of retail, e-commerce, media, and mail order catalog companies. In 2017, the HR and Compensation Committee engaged its Consultant to assist in reviewing our peer group. The companies included in our peer group for 2017 are set forth below.

2017 Peer Group

1-800-FLOWERS.COM, Inc.	Big 5 Sporting Goods Corporation	Etsy, Inc.
Cato Corporation	Lands’ End, Inc.	Liquidity Services, Inc.
Gaiam, Inc.	Nutrisystem, Inc.	Overstock.com, Inc.
New York & Company, Inc.	Trans World Entertainment Corporation	Tuesday Morning Corporation
Select Comfort Corporation	Blue Nile, Inc.

We use this information as a reference point and to gain a better and more current understanding of prevailing compensation practices. Although the practices of other companies represent useful guidelines, the HR and Compensation Committee does not rely solely on the peer group data in making its individual compensation determinations, nor is this data a material factor in any such determination made by the HR and Compensation Committee. Rather, the HR and Compensation Committee takes into account various other factors such as individual performance, an individual’s primary duties and responsibilities, internal equity and affordability in setting individual executive compensation packages.

Risk Assessment

The HR and Compensation Committee has reviewed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirmed that our compensation arrangements are low in risk and do not foster undue risk taking because they focus on performance of Company-wide annual goals, including Adjusted EBITDA, that are aligned with the long-term interests of our shareholders and have strong governance and control mechanisms.

Our Executive Compensation Program and Fiscal 2017 Performance

The primary elements of our executive compensation program are designed to be consistent with the compensation objectives described above. These key compensation elements are divided into three main categories which are outlined in the following table. The purpose of each element is provided to demonstrate how each component fits with the overall compensation objectives established by the HR and Compensation Committee, specifically, stock ownership and pay for performance. The fiscal 2017 performance outcomes column describes the result of each element.

Elements	Form	Purpose	Performance Measures	Fiscal 2017 Performance Outcomes
Base Compensation	Base salary paid in the form of cash compensation	Provide a fixed element of pay based on individual’s primary duties and responsibilities	Company and individual performance, experience level and contribution on primary duties and responsibilities	NEOs did not receive annual merit base pay increases

Annual Incentive Plan	Performance based cash compensation	Designed to reward achievement of specified annual corporate goals	Results to be measured against Adjusted EBITDA, and individual performance	NEOs did not receive payouts based on fiscal 2017 results, as described under the caption “Annual Incentive Plan” below

Long-Term Incentive Plan	Stock Options, Restricted Stock Units and Performance Share Units	Designed to encourage and reward shareholder value creation and to attract and retain talent	Individual’s level of responsibility and the Company’s performance	A long-term incentive award was granted as described under the caption “Long-Term Incentive Plan” below

Base Salary

The Summary Compensation Table sets forth the actual base salary earned by each of our NEOs during fiscal 2017. The level of base salary takes into account job responsibilities, Company and individual performance, experience level and market competitiveness. Base salaries are generally reviewed annually in March, with any changes becoming effective in May. Annual adjustments are based on individual performance, performance of the area of responsibility, the Company’s performance, competitiveness versus the external market and budget availability for internal merit increases. No annual merit increases were made to the base salaries of our NEOs for fiscal 2017 due to the failure to meet our internal Company targets for 2016. Mr. Peterman received a salary increase in fiscal 2017 due to his increased responsibilities as Chief Operations Officer of the Company.

Annual Incentive Plan

An annual incentive opportunity is provided to encourage and reward the NEOs for making decisions that improve performance as measured by annual performance measures selected by the Committee. The annual incentive plan is designed to produce sustained shareholder value by establishing a direct link between these performance measures and the incentive compensation. The annual incentive opportunity is established each year as a percentage of an executive’s annual base salary and is targeted at the estimated median of our competitive market with the opportunity to earn more for above-target performance or less for below target performance. The HR and Compensation Committee administers the annual incentive plan in which the NEOs participate.

An annual incentive award is designed to reward achievement of annual financial and individual performance goals in the form of cash bonuses. The Company’s and the NEO’s performance determines the amount, if any, of awards earned. Such awards are based on performance relative to the established target. Targets are established annually for the Company as a whole and are based on our prior and anticipated future performance. For a given year, a payout at 100% of target annual incentive compensation is achieved when Company performance achieves the stated goals. The plan is designed to motivate continuous improvement in order to achieve payouts at or above target over time. Actual incentive payments could range from 50 to 200 percent of the targeted incentive opportunity based on corporate performance and individual performance goals. Performance below a threshold goal level results in no payout under the plan.

For 2017, the HR and Compensation Committee determined that the annual performance bonus for our NEOs would be based on the Company achieving a goal with respect to the Company’s Adjusted EBITDA (the “Pre-Bonus Adjusted EBITDA”). The performance bonus of the NEOs (other than the CEO) were weighted 80%-90% on the Company achieving the Pre-Bonus Adjusted EBITDA goal and 10%-20% on individual performance. If threshold performance of the Pre-Bonus Adjusted EBITDA goal was not achieved, no bonuses would be payable. For our CEO, the annual performance bonus was based entirely on the Company achieving the Pre-Bonus Adjusted EBITDA goal. The HR and Compensation Committee selected the Pre-Bonus Adjusted EBITDA as the financial metric since most executives possess the ability to impact the Pre-Bonus Adjusted EBITDA, and the metric provides a balanced focus on sales and profitability. The target incentive opportunities (expressed as a percentage of base salary) for the NEOs for fiscal 2017 were as follows:

Name	Target Annual Short Term Incentive as a Percent of Base Salary for Fiscal 2016
Robert J. Rosenblatt	100%
Timothy A. Peterman	60%
Nicole R. Ostoya	60%
Michael A. Henry	40%
Nicholas J. Vassallo	40%
Jean-Guillaume Sabatier	40%
Damon E. Schramm	40%

Included below are the goals at Threshold, Target and Maximum and our actual result for fiscal 2017, reflected in millions of dollars. Because the Company did not meet the threshold goal for fiscal 2017, our NEOs did not receive any payout under the annual incentive plan.

Performance Measure	Threshold	Target	Maximum	Actual
Pre-Bonus Adjusted EBITDA	$22.7	$25.4	$39.0	$18.0

Long-Term Incentive Plan

A key component of an executive officer’s compensation is long-term equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating shareholder value. The long-term equity incentive plan is designed to attract and retain exceptional leaders and enable them to behave like owners. The following is a general description of the vehicles we used in 2017.

Stock Option. A stock option allows the recipient to buy a certain number of shares of our common stock at a pre-determined “exercise price.”  The exercise price is equal to the fair market value on the grant date. Stock options have a ten-year term and vest in three equal annual installments beginning on the first anniversary of the grant date, subject to certain post termination and change of control provisions. Unvested options are generally forfeited upon termination of employment. As a result, options are intended to retain key employees, including the NEOs, and align their interests with shareholders.

Restricted Stock Unit (“RSU”). An RSU is a promise to issue shares of our common stock in the future, provided the recipient remains employed with us through the award’s vesting period. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, and unvested RSUs are generally forfeited upon termination of employment. As a result, RSUs are intended to retain key employees, including the NEOs, and align their interests with shareholders.

Performance Share Unit (“PSU”). A PSU is a promise to issue shares of our common stock in the future provided the recipient remains employed with us through the award’s vesting period and certain performance conditions are achieved. The PSUs granted in fiscal 2017 vest at the end of a three-year period, if at all, based on the Company’s Relative Total Shareholder Return (“TSR”) versus companies listed in the GICS 255020 - Internet & Catalog Retail Index. The number of shares that may be earned upon vesting of the PSUs ranges from 0% to 150% of the target number of PSUs, based upon the following table:

Performance Goal	Number of PSUs That Vest(1)
Relative TSR 100th Percentile	150% (Maximum)
Relative TSR 50th Percentile	100% (Target)
Relative TSR 33rd Percentile	50% (Threshold)
Relative TSR Less than 33rd Percentile	0%

(1)   Vesting percentages for performance between Performance Goal data points are based on a linear interpolation.

Grant levels of each component of the long-term incentive program may vary from year to year and by participant, based on a variety of factors. The HR and Compensation Committee determines the award opportunity level for each executive officer based upon the individual’s responsibility level and potential within our Company, competitive practices, the number of shares available for grant, the individual’s and Company’s performance and the market price for our common stock.

The Company uses a combination of options, RSUs and PSUs for the long-term incentive (“LTI”) grant. In 2017, the award opportunity levels for each NEO and the mix of options, RSUs and PSUs granted to each NEO are as set forth below.

Name	Long Term Incentive (% of Salary)	Stock Options (% of LTI)	RSUs (% of LTI)	PSUs (% of LTI)
Robert J. Rosenblatt	150	50	-	50
Timothy A. Peterman	85	50	-	50
Nicole R. Ostoya	85	50	-	50
Michael A. Henry	45	50	50	-
Nicholas J. Vassallo	45	50	50	-
Jean-Guillaume Sabatier	45	50	50	-
Damon E. Schramm	45	50	50	-

Employment Agreement with Robert J. Rosenblatt

On August 18, 2016, the Company entered into an employment agreement with Robert J. Rosenblatt (“Employment Agreement”) that provides for a two-year initial term, followed by automatic one-year renewals. Pursuant to the Employment Agreement, Mr. Rosenblatt’s base salary was set at $750,000 per year, and, provided that certain annual performance goals are met, a cash bonus of $750,000 was payable upon completion of the fiscal year ending January 28, 2017. Thereafter, Mr. Rosenblatt would be entitled to cash bonuses of at least 100% of his base salary if the target performance goals established by the Board are achieved. Mr. Rosenblatt is eligible to participate in the Company’s annual cash incentive plans and programs as are generally provided to the senior executives of the Company and as are in effect from time to time. Pursuant to the Employment Agreement, Mr. Rosenblatt received a long-term incentive equity grant valued at 150% of his base salary, comprised of 50% stock options and 50% PSUs. Specifically, Mr. Rosenblatt was granted options to purchase 375,855 shares of Company common stock, which vest in annual one-third increments starting on March 28, 2017 at an exercise price of $1.60, and 231,799 PSUs which shall be issuable in shares of Company common stock depending on the achievement of certain relative TSR performance goals. Mr. Rosenblatt was also granted 625,000 shares of restricted stock with a fair value of approximately $1,000,000 which vests as follows: one third on the effective date of the Employment Agreement and the other two thirds to vest in two equal parts upon the achievement of certain specified performance goals relating to (i) an increase in stock price and (ii) length-of-service requirements. The vesting of the equity grants to Mr. Rosenblatt pursuant to the Employment Agreement will be accelerated upon Mr. Rosenblatt’s termination of employment with good reason or the Company’s termination of Mr. Rosenblatt without cause within 12 months of a change of control. To assist with Mr. Rosenblatt’s commute to the Company’s headquarters in Eden Prairie, Minnesota, the Employment Agreement also provides that the Company will reimburse Mr. Rosenblatt for his commuting, temporary housing and transportation costs, and will pay an additional amount to make Mr. Rosenblatt whole for taxes on such reimbursement amounts.

In the event of a termination of Mr. Rosenblatt’s employment by the Company without cause or by Mr. Rosenblatt with good reason during the term of the Employment Agreement, Mr. Rosenblatt will receive severance benefits consisting of a cash severance payment equal to one and one-half times the sum of Mr. Rosenblatt’s base salary during the 12-month period immediately preceding the termination plus one times his target annual incentive bonus, to be determined based on such base salary. In the event of a termination due to a change in control, the multiple will be increased to two times Mr. Rosenblatt’s base salary during the 12-month period immediately preceding the termination plus two times the greater of the target annual incentive bonus he received for the immediately preceding fiscal year or the target annual incentive bonus determined based on his base salary. The severance will be paid in equal installments or, following a change in control, in a lump sum, subject in each case to a six-month delay to the extent required for compliance with Section 409A of the Internal Revenue Code of 1986, as amended. In addition to severance, Mr. Rosenblatt will also receive: (i) a pro-rated annual cash incentive award for the year of termination to the extent the performance goals are achieved, if the Company does not renew the Employment Agreement or if Mr. Rosenblatt’s employment with the Company terminates as a result of a change of control, (ii) continued group health, dental and life insurance benefits for 18 months (24 months following a change in control) at no cost to Mr. Rosenblatt and (iii) pro-rata vesting of any long-term incentive awards, subject to the achievement of any performance goals.

Clawback Policy

The Company has implemented an executive compensation recovery, or clawback, policy, which covers all officers, providing for recoupment of certain compensation in the event the Company is required to restate its financial statements due to material non-compliance, as a result of misconduct of an executive officer or officers, with any financial reporting requirement under the securities laws. The policy complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging Policy

The Company has implemented an anti-hedging and pledging policy, which covers all officers and directors, restricting such officers and directors from:

•
Purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds); or

•	Pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account.

Stock Ownership Guidelines for Directors and Executive Officers

Consistent with our ownership philosophy, the Board has established stock ownership guidelines for non-management members of the Board and executive officers. Under the guidelines, non-management directors are required to own equity at a level equal to four times the amount of their annual cash retainer within five years of becoming subject to the guidelines. The guidelines also require that within five years of becoming subject to the guidelines, each executive officer must own equity at a level equal to a specified multiple of his or her annual base salary. The minimum equity ownership levels are four times the annual base salary for our CEO and two times the annual base salary for the other executive officers. Progress toward the stock ownership guidelines is measured once each year at the time of the March Board meeting. Ownership levels are calculated using the market value of our stock each March multiplied by the number of restricted shares and unrestricted shares, plus the value of vested in-the-money options. All directors and officers who have been subject to the ownership guidelines for at least five years comply with the guidelines, and the directors and officers who have been subject to the ownership guidelines for less than five years are continuing to make progress to achieve their stock ownership requirements.

Accounting and Tax Considerations

When establishing pay elements or associated programs, the HR and Compensation Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the Company’s executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the Company realizes a tax deduction upon payment to and/or realization by the executive.

Compensation Committee Report

The HR and Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the HR and Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

THE HUMAN RESOURCES AND
COMPENSATION COMMITTEE
LISA A. LETIZIO (CHAIR)
NEAL S. GRABELL
FRED R. SIEGEL

Summary Compensation Table

The table below shows all elements of compensation for our NEOs for each of our last three completed fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert J. Rosenblatt	2017	778,846	-	562,390(3)	561,314	251,804(4)	2,154,354
Chief Executive Officer	2016	640,385	-	1,428,561	420,894	238,837	2,728,677
	2015	-	-	-	-	-	-

Timothy A. Peterman	2017	389,923	-	148,721(3)	148,436	112,020(5)	799,100
Former EVP, Chief Operating	2016	350,000	-	112,008	118,830	35,831	616,669
Officer & Chief Financial	2015	282,692	15,000	148,747	145,859	137,018	729,316
Officer

Nicole R. Ostoya	2017	363,461	-	148,721(3)	148,436	121,976(6)	782,594
EVP & Chief Marketing	2016	303,300	-	111,563	218,391	73,579	706,833
Officer	2015	-	-	-	-	-	-

Michael A. Henry	2017	363,461	-	78,751(7)	78,584	24,601(8)	545,397
SVP & Chief Merchandising	2016	228,846	-	59,063	59,278	168,224	515,411
Officer	2015	-	-	-	-	-	-

Nicholas J. Vassallo	2017	280,385	-	60,750(7)	60,622	8,250(9)	410,007
SVP & Corporate Controller	2016	270,000	-	45,563	48,531	7,939	372,033
	2015	239,404	69,522	51,130	50,114	6,871	417,041

Jean-Guillaume Sabatier	2017	71,658	-	73,992(7)	73,744	460,374(11)	679,768
Former SVP-Sales & Product	2016	338,746	-	57,164	60,887	8,469	465,266
Planning & Programming(10)	2015	336,469	-	73,999	72,528	7,950	490,946

Damon E. Schramm	2017	126,923	-	61,876(7)	61,745	279,125(13)	529,669
Former VP & General	2016	270,769	-	46,406	49,429	5,002	371,606
Counsel(12)	2015	76,154	-	-	-	-	76,154

(1)
Represents base salary paid during fiscal 2015, fiscal 2016, and fiscal 2017, as described above in the section entitled “Compensation Discussion & Analysis Specifics Related to the 2017 Compensation Elements”.

(2)
Each amount represents the grant date fair value of the stock option award made to each individual during the fiscal year as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the option awards granted in fiscal 2017 are set forth in Note 9, Shareholders’ Equity — Stock-Based Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2017 filed with the SEC on April 10, 2018. Amounts do not reflect compensation actually realized by the NEO.

(3)
Amounts shown represent the grant date fair value of market-based PSUs granted in fiscal 2017 as part of the Company’s long-term incentive program. The number of PSUs earned is based on the Company’s TSR relative to a group of industry peers over a three-year performance measurement period as described in footnote 6 to the Outstanding Equity Awards at Fiscal 2017 Year-End table below. Grant date fair values were determined using a Monte Carlo simulation methodology and are based on the probable outcome of the performance measure and are consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate the value of the PSUs are set forth in Note 9, Shareholders Equity —  Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2017 filed with the SEC on April 10, 2018. At grant date, the value of the 2017 awards, assuming maximum performance, would be $843,585, $223,081 and $223,081 for Mr. Rosenblatt, Mr. Peterman and Ms. Ostoya, respectively.

(4)	Represents $238,506 of commuting expense and $13,298 of 401(k) company match paid during fiscal 2017.
(5)	Represents $103,737 of commuting expense and $8,283 of 401(k) company match paid during fiscal 2017.
(6)	Represents $117,014 of commuting expense and $4,962 of 401(k) company match paid during fiscal 2017.
(7)
Amounts shown represents the grant date fair value of RSUs awarded on March 27, 2017 as part of the Company’s long-term compensation program. The per share grant date fair value was determined in accordance with FASB ASC Topic 718 and equaled the closing price of the share of our common stock on the date of grant. The dollar amounts shown do not reflect the value of the restricted shares on the day they vest.

(8)	Represents $13,697 of relocation expense and $10,904 of 401(k) company match paid during fiscal 2017.

(9)	Represents 401(k) company match paid during fiscal 2017.
(10)	Mr. Sabatier’s employment with the Company terminated on April 1, 2017.
(11)
Represents severance of $338,746 and consulting fees of $120,000 paid in fiscal 2017 in connection with Mr. Sabatier’s employment termination and separation agreement and $1,628 of 401(k) Company match paid during fiscal 2017.

(12)	Mr. Schramm’s employment with the Company terminated on July 1, 2017.
(13)	Represents severance of $275,000 paid in fiscal 2017 in connection with Mr. Schramm’s termination of employment on July 1, 2017 and $4,125 of 401(k) company match paid during fiscal 2017.

Grants of Plan-Based Awards in Fiscal 2017

The following table sets forth certain information concerning plan-based awards granted to our NEOs during fiscal 2017.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise Price or Price of Option	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Underlying Options (#)	Awards ($/Share)	Awards ($)(3)

Robert J. Rosenblatt		375,000	750,000	1,500,000	-	-	-	-	-	-	-
	3/27/17	-	-	-	-	-	-	-	604,880(4)	1.33	561,314
	3/27/17(5)	-	-	-	183,788	367,575	551,363	-	-	-	562,390

Timothy A. Peterman		117,000	234,000	468,000	-	-	-	-	-	-	-
	3/27/17	-	-	-	-	-	-	-	159,957(4)	1.33	148,436
	3/27/17(5)	-	-	-	48,602	97,203	145,805	-	-	-	148,721

Nicole R. Ostoya		105,000	210,000	420,000	-	-	-	-	-	-	-
	3/27/17	-	-	-	-	-	-	-	159,957(4)	1.33	148,436
	3/27/17(5)	-	-	-	48,602	97,203	145,805	-	-	-	148,721

Michael A. Henry		70,000	140,000	280,000	-	-	-	-	-	-	-
	3/27/17	-	-	-	-	-	-	-	84,683(4)	1.33	78,584
	3/27/17	-	-	-	-	-	-	59,211(6)	-	-	78,751

Nicholas J. Vassallo		54,000	108,000	216,000	-	-	-	-	-	-	-
	3/27/17	-	-	-	-	-	-	-	65,327(4)	1.33	60,622
	3/27/17	-	-	-	-	-	-	45,677(6)	-	-	60,750

Jean-Guillaume Sabatier(7)		67,749	135,498	270,996	-	-	-	-	-	-	-
	3/27/17	-	-	-	-	-	-	-	79,468(4)	1.33	73,744
	3/27/17	-	-	-	-	-	-	55,633(6)	-	-	73,992

Damon E. Schramm(8)		55,000	110,000	220,000	-	-	-	-	-	-	-
	3/27/17	-	-	-	-	-	-	-	66,537(4)	1.33	61,745
	3/27/17	-	-	-	-	-	-	46,523(6)	-	-	61,876

(1)
SEC rules require that we disclose the applicable range of estimated payouts denominated in dollars (with the threshold referring to the minimum amount payable for a certain level of performance, the target referring to the amount payable if the specific performance targets are reached and the maximum referring to the maximum payout possible) upon satisfaction of the conditions in question under our non-equity annual incentive plan granted in the fiscal year. Accordingly, the amounts in the columns above reflect possible payouts under awards made to our NEOs under our annual incentive plan described in this proxy statement under “Compensation, Discussion & Analysis.”  The actual payouts for fiscal 2017 were based on our Company achieving an Adjusted EBITDA target, and there were no payouts made to our NEOs for the fiscal 2017 non-equity annual incentive plan.

(2)
SEC rules require that we disclose the applicable range of estimated payouts denominated in shares (with the threshold referring to the minimum amount of payable for a certain level of performance, the target referring to the amount payable if the specific performance targets are reached and the maximum referring to the maximum payout possible) upon satisfaction of the conditions in question under the Company's long-term equity incentive plan granted in the fiscal year. Accordingly, the amounts in the columns above reflect possible share payouts under awards made to our NEOs under our long-term equity incentive plan described in this proxy statement under “Compensation, Discussion & Analysis.”

(3)
Amounts shown equal the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair values are based on the probable outcome of the performance measure and are consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(4)
Stock option award granted on March 27, 2017 under the Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) with an exercise price of $1.33 per share in connection with the Company's annual long-term executive compensation program. This stock option award vests in equal annual installments over a three-year period beginning on the first anniversary date of grant.

(5)
PSUs granted on March 27, 2017 under the 2011 Plan in connection with the Company’s annual long-term executive compensation program. The number of PSUs earned is based on the Company’s total shareholder return relative to a group of industry peers over a three-year performance measurement period as described in footnote 6 to the Outstanding Equity Awards at Fiscal 2017 Year-End table below.

(6)
RSUs granted on March 27, 2017 under the 2011 Plan in connection with the Company’s annual long-term executive compensation program. This award vests in equal annual installments over a three-year period beginning on the first anniversary date of grant.

(7)	Employment with the Company was terminated on April 1, 2017. All unvested stock options and restricted stock units were forfeited upon termination.
(8)	Employment with the Company was terminated on July 1, 2017. All unvested stock options and restricted stock units were forfeited upon termination.

Outstanding Equity Awards at Fiscal 2017 Year-End

The following table presents information regarding the outstanding equity awards held at the end of fiscal 2017 by our NEOs, except for Jean-Guillaume Sabatier and Damon E. Schramm who had no outstanding equity awards at fiscal year-end.

		OPTION AWARDS				STOCK AWARDS
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($/Share)	Option Expiration Date	Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable (#)	Unexercisable (#)			Number	Market Value($)(1)	Number	Market or Payout Value($)(1)

Robert J. Rosenblatt	6/23/14	50,000(2)	-	4.98	6/23/24	-	-	-	-
	8/18/16	125,285(3)	250,570(3)	1.60	8/18/26	-	-	-	-
	8/18/16	-	-	-	-	-	-	416,667(4)	500,000
	8/18/16	-	-	-	-	-	-	115,900(5)	139,080
	3/27/17	-	604,880(3)	1.33	3/27/27	-	-	-	-
	3/27/17	-	-	-	-	-	-	183,788(5)	220,545

Timothy A. Peterman	3/30/15	20,529(3)	10,265(3)	6.75	3/30/25	-	-	-	-
	3/28/16	56,039(3)	112,078(3)	0.99	3/28/26	-	-	-	-
	3/28/16	-	-	-	-	-	-	57,147(5)	68,576
	3/27/17	-	159,957(3)	1.33	3/27/27	-	-	-	-
	3/27/17	-	-	-	-	-	-	48,602(5)	58,322

Nicole R. Ostoya	4/18/16	34,640(3)	69,281(3)	1.50	4/18/26	-	-	-	-
	4/18/16	100,000(6)	-	1.50	4/18/26	-	-	-	-
	4/18/16	-	-	-	-	-	-	32,431(5)	38,917
	3/27/17	-	159,957(3)	1.33	3/27/27	-	-	-	-
	3/27/17	-	-	-	-	-	-	48,602(5)	58,322

Michael A. Henry	5/23/16	23,879(3)	47,759(3)	1.16	5/23/26	-	-	-	-
	5/23/16	-	-	-	-	33,944(3)	40,733	-	-
	3/27/17	-	84,683(3)	1.33	3/27/27	-	-	-	-
	3/27/17	-	-	-	-	59,211(3)	71,053	-	-

Nicholas J. Vassallo	10/3/12	55,000(7)	-	4.00	10/3/22	-	-	-	-
	11/25/13	17,000(3)	-	5.57	11/25/23	-	-	-	-
	3/20/15	7,806(3)	3,903(3)	6.10	3/20/25	-	-	-	-
	3/28/16	22,886(3)	45,774(3)	0.99	3/28/26	-	-	-	-
	3/27/17	-	65,327(3)	1.33	3/27/27	-	-	-	-
	3/20/15	-	-	-	-	2,794(3)	3,353	-	-
	3/28/16	-	-	-	-	30,682(3)	36,818	-	-
	3/27/17	-	-	-	-	45,677(3)	54,812	-	-

(1)	Market value of unvested or unearned shares is based on the $1.20 closing price of our stock on February 2, 2018, the last trading day prior to the completion of our 2017 fiscal year.
(2)	Amount represents the options granted to Mr. Rosenblatt on June 23, 2014 while holding the position of chairman of the Board. The options vested in full on the date of grant.
(3)	Options and RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant.
(4)
On August 18, 2016, the Company granted market-based PSUs to Mr. Rosenblatt in connection with his appointment as chief executive officer of the Company. The PSUs vest in three tranches. Tranche 1 (one-third of the shares subject to the award) vested on the date of grant. Tranche 2 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $4.00 per share. Tranche 3 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $6.00 per share and the executive has been continuously employed at least two years. The vesting of the second and third tranches can occur any time on or before the tenth anniversary of the date of grant if the executive has been continuously employed through the vesting date.

(5)
The Company granted market-based PSUs to certain executive officers as part of the Company's long-term executive compensation program. The number of PSUs earned will be based on the Company's TSR relative to a group of industry peers over a three-year performance measurement period. The percent of the target number of PSUs that will be earned based on the Company’s TSR percentile rank relative to the peer group is as follows: percentile rank below 33%, 0% vests; percentile rank of 33%, 50% vests; percentile rank of 50%, 100% vests and percentile rank of 100%, 150% vests. Vesting percentages for performance between performance goal data points will be based on a linear interpolation. The number of PSUs reported in the table reflects the threshold number of PSUs granted.

(6)	Options granted on April 18, 2016 in connection with the hiring of Ms. Ostoya. These options vested on the date of grant.
(7)
On October 3, 2012, the Company granted non-qualified market-based stock options to its executive officers as part of the Company's long-term executive compensation program. The options were granted with an exercise price of $4.00 and each option would become exercisable in three tranches, as follows, on the dates when the Company's average closing stock price for 20 consecutive trading days equals or exceeds the following prices: Tranche 1 (50% of the shares) at $6.00 per share; Tranche 2 (25%) at $8.00 per share; and Tranche 3 (25%) at $10.00 per share. On August 14, 2013, 50% of this stock option grant (Tranche 1) vested. The second and third tranches expired unvested on October 3, 2017 and were forfeited.

Option Exercises and Stock Vested

The table below shows information regarding stock options exercised and restricted stock vested during fiscal 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert J. Rosenblatt	-	-	27,857	30,643
Timothy A. Peterman	-	-	-	-
Nicole R. Ostoya	-	-	-	-
Michael A. Henry	-	-	16,972	19,688
Nicholas J. Vassallo	-	-	18,135	24,677
Jean-Guillaume Sabatier	28,713	8,734	23,291	31,666
Damon E. Schramm	23,310	932	15,625	21,406

(1)	Represents the aggregate dollar amount realized upon exercise equal to the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	Represents the market value of the common stock on the date of vesting.

All Other Compensation

Retirement Benefits

The Company’s NEOs may voluntarily elect to participate in the Company’s 401(k) plan. The Company currently provides a contribution match of $0.50 for every $1.00 contributed by eligible participants up to a maximum of 6% of eligible compensation. Matching contributions are contributed to the plan on a per pay period basis.

We do not provide a defined benefit plan to our NEOs or any of our other executive officers.

Nonqualified Deferred Compensation

We currently do not provide any nonqualified deferred compensation plans to our NEOs or other executive officers.

Health and Other Benefits

We provide several benefit plan options, such as medical insurance, dental insurance, life insurance, short term disability insurance and long-term disability insurance. All full-time team members, including NEOs, are eligible for these benefits plans. These benefits are provided to enable us to attract and retain talent and are comparable to those provided by the companies in our peer group. All benefits plans are reviewed periodically with the HR and Compensation Committee.

In fiscal 2017, commuting benefits and relocation benefits were offered to certain NEOs. The benefits offered were consistent with our policy for eligible relocating and commuting expenses, which are benefits that were also offered to other eligible team members.

Severance Agreements and Severance Plan

Employment Agreement with Robert J. Rosenblatt

Under the terms of Mr. Rosenblatt’s Executive Employment Agreement (“Employment Agreement”), if Mr. Rosenblatt’s employment terminates during the term of the Employment Agreement by the Company without cause or by Mr. Rosenblatt with good reason, Mr. Rosenblatt will receive severance benefits consisting of a cash severance payment equal to one and one-half times the sum of his base salary during the 12-month period immediately preceding the termination plus one times his target annual incentive bonus, to be determined based on such base salary. In the event of a termination due to a change in control, the multiple will be increased to two times Mr. Rosenblatt’s base salary during the 12-month period immediately preceding the termination plus two times the greater of the target annual incentive bonus he received for the immediately preceding fiscal year or the target annual incentive bonus determined based on his base salary. In addition to severance, Mr. Rosenblatt will also receive: (i) a pro-rated annual cash incentive award to the extent the performance goals are achieved, if the Company does not renew the Employment Agreement or if Mr. Rosenblatt’s employment with the Company terminates as a result of a change of control, (ii) continued group health, dental and life insurance benefits for 18 months (24 months following a change in control) at no cost to Mr. Rosenblatt and (iii) pro-rata vesting of any long-term incentive awards, subject to the achievement of any performance goals.

Executives’ Severance Benefit Plan

The Company has also adopted the EVINE Live Inc. Executives’ Severance Benefit Plan (“Plan”) to provide certain severance benefits to executive officers and designated employees (“Executives”). Because Mr. Rosenblatt has a separate agreement providing for severance benefits as described under “Employment Agreement with Robert J. Rosenblatt” above, Mr. Rosenblatt is not entitled to benefits under the Plan. Under the terms of the Plan, if an Executive’s employment is terminated by the Company without “Cause” or by the Executive for “Good Reason” and no Change in Control has occurred, the Executive will receive the following:

Executive Level	Cash Severance Amount
Tier I Executive (Executive Vice Presidents)	An amount equal to 1 ¼ times the Executive’s highest base salary.
Tier II Executive (Senior Vice Presidents)	1 times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive separates from the Company

If within a one-year period (the “Benefit Period”) commencing on the date of a Change in Control (as defined in the Plan), Executive’s employment is terminated by the Company without “Cause” or by the Executive for “Good Reason,” the Executive will be entitled to benefits under the Plan as set forth in the table below. In addition, an Executive who was a participant in the Plan on the date of the Change in Control will be entitled to benefits under the Plan if the Executive’s employment is terminated by the Company during the Benefit Period or the immediately preceding six months.

Executive Level	Cash Severance Amount
Tier I Executive (Executive Vice Presidents)
The sum of:
• 1 ½ times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive separates from service; and
• 1 ½ times the target annual incentive bonus determined from such base salary.

Tier II Executive (Senior Vice Presidents)
The sum of:
• 1 ¼ times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive separates from service, and
• 1 ¼ times the target annual incentive bonus determined from such base salary.

The Executive will also be entitled to reimbursement for a portion of the premium amount for COBRA coverage equal to the amount paid by other similarly situated Executives who have not been terminated and who receive similar group, health, dental and life insurance benefits. The Company shall provide such reimbursement for a period of eighteen months for Tier 1 Executives and fifteen months for Tier II Executives after the Executive’s employment terminates, subject to the Executive’s timely payment of his or her share of the applicable premiums. All severance pay or benefits are conditioned upon the applicable Executive’s execution of an effective release and his or her compliance with applicable covenants under the Plan (including non-solicitation, non-disparagement, confidentiality and non-use covenants).

The Plan defines “Cause” as what the term is expressly defined to mean in a then-effective written agreement between an Executive and the Company or, in the absence of any such then-effective agreement or definition, as (i) a material act of fraud which results in or is intended to result in an Executive’s personal enrichment at the expense of Company, including theft or embezzlement from the Company; (ii) public conduct by an Executive that is materially detrimental to the reputation of the Company; (iii) a material violation by an Executive of any written Company policy, regulation or practice; (iv) the willful or grossly negligent failure to adequately perform the duties of an Executive’s position to the material detriment of the Company; (v) the commission of conduct constituting a felony; (vi) a material breach by an Executive of any of the terms and conditions of an agreement with the Company; or (vii) the Executive continues to materially fail to perform the duties associated with Executive’s employment after being notified of such failure and given a reasonable opportunity to cure such failure.

“Good Reason” is defined in the Plan as, without an Executive’s written consent, (i) an adverse and material change in the Executive’s status, position or responsibilities as compared to the Executive’s status, position or responsibilities as in effect prior to such change; (ii) a material reduction in the amount of either the Executive’s annual base salary or target annual incentive program opportunity as in effect on the date she or he became a participant in the Plan, or as the same may be increased from time to time during the term of the Executive’s participation in this Plan; (iii) the failure to provide or continue in effect materially similar compensation and benefits, in accordance with the plans, practices, policies and programs of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company; (iv) the failure of any successor or assign of the Company to assume and expressly agree to perform the obligations under the Plan; (v) any purported termination of the Executive’s employment which is not effected in accordance with the applicable provisions of the Plan; and (vi) any request by the Company that the Executive participate in an unlawful act.

Potential Payments upon Termination, Non-Change in Control and After Change of Control

In the event an NEO’s employment terminated on February 3, 2018 (the last day of our last completed fiscal year) and the NEO was entitled to a severance payment, the named executive would have realized the payments set forth below.

Name	Non-Change of Control & Qualifying Termination	Change of Control & Qualifying Termination
Robert J. Rosenblatt	$1,875,000	$3,000,000

Timothy A. Peterman	$487,500	$936,000

Nicole R. Ostoya	$437,500	$840,000

Michael A. Henry	$350,000	$612,500

Nicholas J. Vassallo	$270,000	$472,500

Jean-Guillaume Sabatier(1)	$338,746	—

Damon E. Schramm(1)	$275,000	—

(1)	Reflects the actual severance received upon termination of employment during fiscal 2017.

Additional Potential Payments for Accelerated Equity Awards Upon Change in Control

Under the terms of our 2011 Plan, equity awards will accelerate in full upon a change in control involving a corporate transaction (as defined in the 2011 Plan) if: (1) such awards are not continued, assumed or replaced or (2) such awards are continued, assumed or replaced and the individual’s employment with the Company is terminated without cause within one year of the corporate transaction.  For a change in control not involving a corporate transaction, the 2011 Plan provides the HR and Compensation Committee with discretion to accelerate vesting of outstanding equity awards. Pursuant to the terms of the PSU award agreements, in the event of either type of change of control, the number of units that will accelerate will be based on actual performance through the date of the change in control or termination of employment, as applicable. Under our 2004 Omnibus Stock Plan, accelerated vesting of equity awards is mandatory upon a change in control of the Board that is not approved by the then-current Board.

If any such accelerated vesting occurred on February 3, 2018 (the last day of our fiscal year), then each of our NEOs serving on such date would have received the following payments with respect to their outstanding equity awards:

Name	Value of Accelerated Options ($)	Value of Accelerated RSUs ($)	Total Payment ($)(1)
Robert J. Rosenblatt	—	—	—
Timothy A.Peterman	23,536	—	23,536
Nicole R.Ostoya	—	—	—
Michael A. Henry	1,910	111,786	113,696
Nicholas J.Vassallo	9,613	94,984	104,596

(1)	Market value of unvested shares is based on the $1.20 closing price of our stock on February 2, 2018, the last day markets were open during our 2017 fiscal year.

CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Robert J. Rosenblatt, our Chief Executive Officer (our “CEO”). For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $27,522; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 16 of this proxy statement, was $2,154,354.

Based on this information for fiscal year 2017, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 78:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee based on the total compensation actually paid during fiscal year 2017 to all 1,248 members of our workforce (including full-time, part-time and temporary employees as well as certain independent contractors) other than our CEO who were employed on January 3, 2018. For purposes of determining the total compensation actually paid, we included: the amount of base salary the employee received during the year, and the amount of any cash incentives paid to the employee in the year (which include annual cash incentives that are generally paid in April for performance during the prior fiscal year) and the value of any equity grants that vested during the year based on the value of the shares on the date of vesting. We did not include any adjustments for the annualization of pay for any employees who were employed by us for only part of the year. Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal No. 2 is a proposal to approve, on an advisory basis, the 2017 compensation of the Company’s named executive officers as disclosed in this proxy statement.

Proposal No. 2 will be considered approved by the Company’s shareholders if the number of votes cast “For” Proposal No. 2 exceeds the number of votes cast “Against” Proposal No. 2. Shareholders may vote “FOR” or “AGAINST,” or may “ABSTAIN” with respect to, Proposal No. 2.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Securities and Exchange Act of 1934, as amended, we are providing our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the 2017 compensation of our named executive officers.

Our compensation philosophy is described in the Compensation Discussion and Analysis contained in this proxy statement. Shareholders are urged to read the Compensation Discussion and Analysis which also discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related tables and narrative disclosures which describe the compensation of our named executive officers set forth under the caption “Executive Compensation” above. The HR and Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our executive officers in 2017 reflects and supports these compensation policies and procedures.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of EVINE Live Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, compensation tables, and related disclosures contained in the section of the proxy statement for the 2018 Annual Meeting of Shareholders captioned “Executive Compensation.”

Although this advisory vote is not binding on our Board, the Board and the HR and Compensation Committee will take into account the results of the vote when structuring our executive compensation programs. We currently intend to hold an annual non-binding advisory vote to approve our named executive officer compensation. Our next advisory vote will occur at our 2019 Annual Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2 TO APPROVE THE 2017 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

DIRECTOR COMPENSATION FOR FISCAL 2017

We use a combination of cash and stock-based compensation to attract and retain qualified Board members. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as directors, committee members and chairs. The HR and Compensation Committee has in the past received proxy and survey data and analysis completed by its Consultant relative to director compensation and will continue to review and update this information as appropriate in the future. The HR and Compensation Committee generally makes recommendations to the Board as to director compensation issues at its Board meeting held following the Annual Meeting of Shareholders.

In determining the director compensation structure to be utilized in 2017, the HR and Compensation Committee was advised on director compensation design matters by its Consultant. In particular, the HR and Compensation Committee sought recommendations regarding mechanisms to achieve certain design goals, including administrative simplicity, equity across board membership, recognition of leadership on the Board and Board Committees and similar objectives. Additionally, the HR and Compensation Committee sought input on how to achieve these objectives without incremental cost to the Company. After analysis of design alternatives, the HR and Compensation Committee recommended and the Board approved amendments to the director compensation structure that lowered the overall compensation provided to directors and streamlined the compensation approach.

The following table highlights the material elements of our non-employee director compensation program.

Annual Compensation Element(1)	Compensation Value $
Cash Retainer	65,000
Chair Supplemental Cash Retainer	65,000	(2)
Vice Chair Supplemental Cash Retainer (if applicable)	40,000	(2)
Audit Committee Chair Cash Retainer	20,000
HR and Compensation Committee Chair Cash Retainer	15,000
Governance Committee Chair Cash Retainer	12,000
Finance Committee Chair Cash Retainer	20,000
Audit Committee Member Retainer	10,000
Finance Committee Member Retainer	10,000
Equity Award	65,000	(3)

(1)	Cash retainers are payable on a quarterly basis in arrears promptly following the end of each fiscal quarter, and subject to pro rata adjustment if the director did not serve the entire quarter.
(2)	Effective on June 14, 2017, the supplemental annual retainer fees for the Chair and Vice Chair were deemed to be in lieu of any additional committee retainer fees.
(3)	Annual equity award vests in full one-year after the grant date (typically the annual meeting date).

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their service, including those incurred in attending meetings of the Board and committees. Directors who serve on special committees of the Board which are established from time to time may receive additional compensation as determined by the Board.

The following table shows information concerning compensation provided to each of our non-employee directors for services provided as a director during fiscal 2017. Mr. Spiro is not shown in the below table because his service began after the close of fiscal 2017.

Current Board Members:	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Scott R. Arnold	58,146	74,438	-	132,584
Thomas D. Beers	75,000	65,000	-	140,000
Neal S. Grabell	78,723	65,000	-	143,723
Landel C. Hobbs	141,168	65,000	-	206,168
Mark K. Holdsworth	75,000	65,000	-	140,000
Lisa A. Letizio	92,000	65,000	-	157,000
Lowell W. Robinson	95,000	65,000	-	160,000
Fred R. Siegel	65,000	65,000	-	130,000

(1)
Amounts reported represent 100% of the grant date fair value of the grant of 59,090 RSUs to each of the directors. The valuation of these awards, in accordance with FASB Topic 718, is based on the closing price of our common stock on June 14, 2017, the date of grant. These shares are restricted and vest in full on the day before our 2018 Annual Meeting, currently expected to be June 13, 2018.  For Mr. Arnold, the amount also includes 100% of the grant date fair value of 7,096 RSUs granted to him upon his appointment as director on April 17, 2017, which vested in full on June 13, 2017.

PROPOSAL NO. 3
APPROVE THE AMENDMENT TO THE COMPANY’S 2011 OMNIBUS INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AUTHORIZED
FOR AWARDS FROM 9,500,000 TO 13,000,000

Proposal No. 3 is to approve the amendment to the Company’s 2011 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for awards from 9,500,000 to 13,000,000.

General

The Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) became effective on June 15, 2011 upon its approval by our shareholders. As originally adopted, the Plan authorized the issuance of up to 3,000,000 shares of our common stock. On June 19, 2013, the shareholders approved an amendment to the 2011 Plan to increase the number of shares issuable under the 2011 Plan to 6,000,000, and on June 22, 2016, the shareholders approved an amendment to the 2011 Plan to increase the number of shares issuable under the 2011 Plan to 9,500,000. As of April 20, 2018, there were estimated to be approximately 272,000 shares of our common stock remaining available for future awards under the 2011 Plan.

Because of the importance we attach to providing competitive levels of equity-based compensation to our employees, and in light of our pattern of share usage during recent years, we believe that the shares remaining under the 2011 Plan will be insufficient to continue making awards. As a result, on April 23, 2018, our human resources and compensation committee (the “Compensation Committee”) recommended and the Board approved an amendment to our 2011 Plan, subject to the approval of the Company’s shareholders, to increase the number of shares of our common stock authorized for issuance under the 2011 Plan from 9,500,000 to 13,000,000. The Company believes that an increase in the number of shares available for grant under the 2011 Plan ensures that the Company can continue to grant stock options or other equity-based awards to attract and retain talented directors and key employees. The Company further believes that the granting of stock options or other equity-based awards to directors and key employees links the personal interests of such directors and key employees with the Company’s shareholders.

The shareholders are being asked to approve the increase in the number of shares of common stock reserved for issuance under the 2011 Plan from 9,500,000 to 13,000,000 to provide the Company the shares needed to attract, retain, and incentivize key contributors.

Shareholder Approval and Board of Directors Recommendation

Shareholder approval of the amendment of the 2011 Plan is being sought in order to satisfy the shareholder approval requirements of the Nasdaq Stock Market.

Our Board recommends that our shareholders vote FOR approval of the amendment to the 2011 Plan because it believes that increasing the 2011 Plan’s share reserve is critical to our ability to provide the types and sizes of awards that will be crucial factors in enabling us to continue to provide a competitive mix of compensation to our key employees.

Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the amendment to the 2011 Plan. If the amendment to the 2011 Plan is not approved by the shareholders, the 2011 Plan will remain in effect as it existed immediately prior to the proposed amendment, and we will remain subject to the existing pool of shares available for issuance.

Determination of the Share Increase

In determining the amount of the increase in the 2011 Plan’s share reserve for which shareholder approval is being sought, our HR and Compensation Committee considered a number of factors, including the following:

•
Importance of long-term equity incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on a long-term shareholder value creation, aligning executives’ interests with the interests of shareholders and serving as a retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to our success.

•
Use of Market-Based Equity Awards. A significant portion of the long-term equity awarded to our most senior officers is focused on relative performance through a Relative Total Shareholder Return (“TSR”) Model. Such awards are measured using a 3-year TSR versus companies listed in the 6-digit Global Industry Classification Standard (GICS) Internet & Catalog Retail Group.

•
Historical equity award burn rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2015-2017 fiscal year period was 4.2%, which is lower than ISS’ benchmark for companies of similar classification.

•
Current and projected overhang percentage. As of February 2, 2018, the 9,500,000 shares of our common stock authorized for issuance under the 2011 Plan represented approximately 11.1% of our fully-diluted common shares outstanding as of that date.  The 3,500,000 shares proposed to be added to the 2011 Plan’s share reserve would increase this overhang percentage to approximately 15.2%.

•
Based on continuation of historical granting practices and assuming a stock price of $2.00 per share, we estimate the 3,500,000 additional shares will last 2.2 years.  An increase in our share price to $3.00 per share would cause the estimate to increase to 3.3 years.  At a share price of $4.00 the estimate increases to 4.2 years.

Future share usage under the 2011 Plan will be based on a number of factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2011 Plan reserve through forfeitures, cancellations and the like, the level at which market-based awards pay out, the degree to which inducement awards outside of shareholder-approved plans are utilized and our future stock price performance. The major features of the Plan, assuming approval of the proposed amendment, are summarized below.

Summary of the 2011 Omnibus Incentive Plan

The summary is qualified in its entirety by reference to the full text of the amended 2011 Plan, a copy of which may be obtained from the Company. A copy of the amended Plan, authorizing 13,000,000 shares for issuance, has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission’s website at http://www.sec.gov.

The 2011 Plan is intended to advance the interests of our Company and its shareholders by enabling the Company to attract and retain qualified individuals for positions of responsibility with the Company, provide them with additional incentives that will align their interests with those of our shareholders, and thereby promote our long-term business success. The 2011 Plan was approved by the shareholders in 2011 and amended in 2013 and 2016. The 2011 Plan, as amended in 2016, authorizes the issuance of up to 9,500,000 shares of our common stock.

Key Compensation Best Practices

The 2011 Plan incorporates a number of compensation best practices, including the following key features:

•
No Repricing or Replacement of Underwater Options or Stock Appreciation Rights. The 2011 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•
No In-the-Money Option or Stock Appreciation Right Grants. The 2011 Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•
Double Trigger Accelerated Vesting/Payment Following a Change in Control. The 2011 Plan provides that if outstanding awards are continued, assumed or replaced in connection with a corporate transaction involving the Company, accelerated vesting or payment of an award will occur only if employment is terminated involuntarily without cause within one year of the change in control.

•
Compensation Recovery. Awards under the 2011 Plan may provide for the forfeiture to the Company of cash or shares received as the result of an award under the 2011 Plan in the event of occurrences such as a participant’s violation of a non-compete or non-disclosure obligation, or business ethics policy of the Company. Awards are also subject to the Clawback Policy adopted by our Board or related to financial restatements.

•
Independent Administration. The HR and Compensation Committee, which consists of only independent directors, will have overall administrative authority over the 2011 Plan with respect to awards to participants other than non-employee directors, and only this committee may make awards to our executive officers. The major features of the 2011 Plan are summarized below.

Eligible Participants

All employees, consultants and advisors of our Company or any subsidiary, as well as all non-employee directors of the Company, are eligible to receive awards under the 2011 Plan. In 2017, actual employee participation was limited to approximately 180 employees, predominantly in senior and middle management positions, and two individual consultants.

Administration

The 2011 Plan will be administered by the HR and Compensation Committee, except that our Board will administer awards to our non-employee directors. To the extent consistent with applicable law, the HR and Compensation Committee may delegate its duties, power and authority under the 2011 Plan to any of its members, to officers of the Company with respect to awards to participants who are not directors or executive officers of the Company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The HR and Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The HR and Compensation Committee may also establish and modify rules to administer the 2011 Plan, interpret the 2011 Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, or modify the terms of outstanding awards to the extent permitted under the 2011 Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2011 Plan also prohibits the HR and Compensation Committee from repricing any outstanding “underwater” option or SAR without prior approval of the Company’s shareholders. For these purposes, “repricing” includes amending the terms of an underwater option or SAR to lower the exercise price, canceling an underwater option or SAR and granting in exchange replacement options or SARs having a lower exercise price or other forms of awards, or repurchasing the underwater option or SAR.

Subject to certain limits in the 2011 Plan, the HR and Compensation Committee may also establish subplans or modify the terms of awards under the 2011 Plan with respect to participants residing outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements or meet the objectives of the 2011 Plan.

Available Shares and Limitations on Awards

A maximum of 9,500,000 shares of common stock are currently available for issuance under the 2011 Plan. Under the terms of the 2011 Plan, the number of shares of common stock subject to options or SARs granted to any one participant during a calendar year may not exceed 1,500,000. These share limitations are subject to adjustment for changes in the corporate structure or shares of the Company, as described below. The shares of common stock covered by the 2011 Plan are authorized but unissued shares.

Shares of common stock that are issued under the 2011 Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the 2011 Plan by one share for each share issued or issuable pursuant to an award.

Any shares of common stock subject to an award under the 2011 Plan that expire, are forfeited, are settled in cash or otherwise do not result in the issuance of all shares subject to the award (including due to the stock settlement of an SAR), will, to the extent of such expiration, forfeiture, cash settlement or non-issuance, automatically again become available for issuance under the 2011 Plan. If payment of the exercise price of, or withholding taxes in connection with, any award under the 2011 Plan is made by the tendering or withholding of shares, the shares tendered or withheld also will again become available for grant under the 2011 Plan.

Awards granted under the 2011 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by our Company or any of its subsidiaries (referred to as “substitute awards”) will not reduce the number of shares of common stock authorized for issuance under the 2011 Plan. Additionally, if a company acquired by our Company or any of its subsidiaries has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2011 Plan and will not reduce the shares authorized for issuance under the 2011 Plan, but only if the awards are made to individuals who were not employed by or providing services to our Company or any of its subsidiaries immediately prior to such acquisition.

Share Adjustment Provisions

If certain transactions with the Company’s shareholders occur that cause the per share value of the common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the HR and Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2011 Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2011 Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the HR and Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2011 Plan, the HR and Compensation Committee will make such adjustments as it may deem equitable.

Types of Awards

The 2011 Plan allows the Company to award eligible recipients stock options, SARs, restricted stock awards, stock unit awards, performance unit awards and other stock-based awards. These types of awards are described in more detail below. Awards other than options and SARs are sometimes referred to collectively as “full-value awards.”

Options. Employees of our Company or any subsidiary may be awarded options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“Code”), and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “non-statutory options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2011 Plan as of any date means the closing sale price for a share of common stock on the Nasdaq Stock Market on that date. On April 20, 2018, the closing price of our common stock on the Nasdaq Stock Market was $0.80 per share.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the HR and Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to the Company (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by the Company. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the HR and Compensation Committee and no option may have a term greater than 10 years from its date of grant.

The aggregate fair market value of shares of common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-statutory options.

Stock Appreciation Rights. A SAR is the right to receive a payment from the Company, in the form of shares of common stock, cash or a combination of both, equal to the difference between (i) the fair market value of a specified number of shares of common stock on the date of exercise of the SAR, and (ii) the aggregate exercise price under the SAR of that number of shares. SARs will be subject to such terms and conditions, consistent with the other provisions of the 2011 Plan, as may be determined by the HR and Compensation Committee. The HR and Compensation Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

The exercise price per share of a SAR will be determined by the HR and Compensation Committee but may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the HR and Compensation Committee and no SAR may have a term greater than 10 years from its date of grant.

Restricted Stock Awards. A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the HR and Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The HR and Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period of time or that the participant or the Company (or any division of the Company) satisfy specified performance criteria.

Unless otherwise specified by the HR and Compensation Committee, a participant who receives a restricted stock award is entitled to vote and receive any regular cash dividends on the unvested shares, except that regular cash dividends paid on restricted shares whose vesting is subject to performance conditions will be subject to the same restrictions as the underlying shares. Any distributions or dividends other than regular cash dividends paid with respect to unvested restricted shares will also be subject to the same restrictions as the underlying shares unless the HR and Compensation Committee determines otherwise.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, that vests at such times and in such installments as may be determined by the HR and Compensation Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. The HR and Compensation Committee will establish the terms of stock unit awards, consistent with the provisions of the 2011 Plan.

Performance Unit Awards. A performance unit award is a right to receive, in cash and/or shares of common stock as determined by the HR and Compensation Committee, future payments based on the achievement of pre-established performance objectives during a specified performance period. Each performance unit will have an initial value that is established by the HR and Compensation Committee as of the grant date. Until it vests following the end of the applicable performance period, a performance unit award is subject to restrictions on transferability and the possibility of forfeiture. The HR and Compensation Committee will establish the terms of performance unit awards, consistent with the provisions of the 2011 Plan.

Other Stock-Based Awards. The HR and Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in common stock under the 2011 Plan. The HR and Compensation Committee has complete discretion in determining the terms and conditions of such awards.

The HR and Compensation Committee may provide in an agreement for a stock unit award or another stock-based award that the participant will be entitled to receive dividend equivalents on the units or other share equivalents subject to the award based on dividends actually declared on outstanding shares. Dividend equivalents payable with respect to units or share equivalents that are subject to the unvested portion of an award subject to performance-based vesting conditions will be subject to the same restrictions as apply to the underlying units or share equivalents.

Term and Amendment of the 2011 Plan

Unless terminated earlier, the 2011 Plan will terminate on the tenth anniversary of its effective date. Awards outstanding under the 2011 Plan at the time it is terminated will continue to be outstanding in accordance with their terms. The Board may suspend or terminate the 2011 Plan or any portion of it at any time. The Board may amend the 2011 Plan from time to time, but no amendments to the 2011 Plan will be effective without shareholder approval if such approval is required under applicable laws or regulations or under the rules of the Nasdaq Stock Market, including shareholder approval for any amendment that seeks to modify the prohibition on underwater option re-pricing discussed above.

Termination, suspension or amendment of the 2011 Plan will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards

In general, no right or interest in any award under the 2011 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, the HR and Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a qualified domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Change in Control of the Company

If a change in control of our Company that involves a corporate transaction occurs, then the consequences will be as described in this paragraph unless the HR and Compensation Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with such corporate transaction, and if within one year after the change in control a participant’s employment or other service is involuntarily terminated without cause, then (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s unvested restricted stock, stock unit, performance unit and other stock-based awards will fully vest. If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction and (ii) all other awards will fully vest immediately prior to the effective time of the corporate transaction. Alternatively, the HR and Compensation Committee may elect to terminate awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award (as determined by the value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

If a change in control of our Company that does not involve a corporate transaction occurs, the HR and Compensation Committee may provide that (i) any award will become fully vested and exercisable upon the change in control or upon the involuntary termination of the participant without cause within one year of the change in control, (ii) any option or SAR will remain exercisable during all or some portion of its remaining term, or (iii) awards will be canceled in exchange for payments in a similar manner as described above with respect to a change in control involving a corporate transaction.

For purposes of the 2011 Plan, the following terms have the meanings indicated:

•
A “change in control” of the Company generally occurs if (i) a person or group acquires 30% or more of our Company’s outstanding common stock or voting power, (ii) certain changes occur in the composition of our Board, or (iii) a corporate transaction is consummated (unless the holders of our common stock and voting securities immediately prior to the transaction are the holders of over 70% of the common stock and voting power of the surviving entity immediately after the transaction).

•
“Cause” for termination means, unless defined differently in an agreement between our Company and the participant, (i) a material act of fraud, (ii) public conduct that is materially detrimental to the Company’s reputation, (iii) material violation of any Company policy, (iv) willful or grossly negligent failure to adequately perform one’s duties, (v) commission of a felony, (vi) material breach of any agreement with the Company, or (vii) continuing material failure to perform assigned duties.

•
A “corporate transaction” means (i) a reorganization, merger or consolidation of the Company, (ii) a statutory share exchange of outstanding voting securities of the Company, or (iii) a sale or disposition of all or substantially all of the assets of the Company.

Effect of Termination of Employment or Other Services

If a participant ceases to be employed by or provide other services to our Company and its subsidiaries, awards under the 2011 Plan then held by the participant will be treated as set forth below unless provided otherwise in the applicable award agreement.

Upon termination for cause, all unexercised options and SARs and all unvested portions of any other outstanding awards shall be immediately forfeited. Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards shall be immediately forfeited.

Upon termination for any reason other than cause, death or disability, the currently vested and exercisable portions of options and SARs may be exercised for three months after such termination, provided that if a participant dies during such three-month period, the vested and exercisable portions of the options and SARs may be exercised for one year after the date of termination.

Upon termination due to death or disability, the currently vested and exercisable portions of options and SARs may be exercised for one year after such termination

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2011 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Non-Statutory Options. If a participant is granted a non-statutory option under the 2011 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2011 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2011 Plan generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit and performance unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2011 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The 2011 Plan will be administered in a manner intended to comply with Section 409A.

Awards Under the 2011 Plan

The HR and Compensation Committee has approved certain equity awards under the 2011 Plan which are subject to shareholder approval of the proposed increase in authorized shares under the 2011 Plan. These awards are summarized in the table below. If the shareholders do not approve the increase in authorized shares under the 2011 Plan, these awards will be terminated and of no further force or effect, and the HR and Compensation Committee will consider what incentive compensation, if any, to provide in lieu of such awards.

The HR and Compensation Committee has not approved any other awards under the 2011 Plan as of the date of this Proxy Statement that are contingent upon shareholder approval of the share increase, and does not intend to do so prior to shareholder approval of the 2011 Plan amendment. Moreover, because all awards under the 2011 Plan are within the discretion of the HR and Compensation Committee, neither the number nor types of future 2011 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

Contingent Awards Under the 2011 Plan

Name & Principal Position	Options(1)	Performance Share Units	Restricted Share Units
Nicole R. Ostoya	225,687	129,303	-
EVP & Chief Marketing Officer

Michael A. Henry	119,481	-	78,750
SVP & Chief Merchandising Officer

Nicholas J. Vassallo	92,171	-	60,750
SVP & Corporate Controller

All current executive officers	547,432	129,303	212,063

All current directors who are not executive officers	-	-	-

All employees who are not executive officers	578,220	129,303	315,875

(1)	All options listed were issued at a price of $1.00 per share on March 26, 2018.

Equity Compensation Plan Information

The following table provides information as of February 3, 2018 for our compensation plans under which securities may be issued, and does not reflect the proposed amendment to add 3,500,000 shares to the 2011 Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in 1st column)
Equity Compensation Plans Approved by Security Holders	3,495,041	$1.75	1,852,344(1)

Equity Compensation Plans Not Approved by Security Holders	—	N/A	—
Total	3,495,041	$1.75	1,852344

(1)
Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of outstanding options, warrants or rights, as follows: 1,852,344 shares under the 2011 Omnibus Stock Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3 TO APPROVE THE AMENDMENT TO THE COMPANY’S 2011 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 13,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with GE Equity, Comcast and NBCU

Until April 29, 2016, we were a party to an amended and restated shareholder agreement, dated February 25, 2009 (the “GE/NBCU Shareholder Agreement”), with GE Capital Equity Investments, Inc. (“GE Equity”) and NBCUniversal Media, LLC (“NBCU”), which provided for certain corporate governance and standstill matters (as described further below). As of January 28, 2017, and prior to our January 31, 2017 repurchase of 4.4 million shares from NBCU, the direct equity ownership of NBCU in the Company consisted of 7,141,849 shares of common stock, or approximately 11.0% of our current outstanding common stock. We have a significant cable distribution agreement with Comcast, of which NBCU is an indirect subsidiary, and believe that the terms of the agreement are comparable to those with other cable system operators.

In an SEC filing made on August 18, 2015, GE Equity disclosed that on August 14, 2015, it and ASF Radio L.P. (“ASF Radio”), who was an independent third party to us, entered into a Stock Purchase Agreement pursuant to which GE Equity agreed to sell 3,545,049 shares of our common stock, which was all of the shares GE Equity had then owned, to ASF Radio for $2.15 per share. According to the SEC filing, ASF Radio is an affiliate of Ardian, an independent private equity investment company. The closing of this sale (the “GE/ASF Radio Sale”) occurred on April 29, 2016. In connection with the GE/ASF Radio Sale, the GE/NBCU Shareholder Agreement was terminated and we entered into a new Shareholder Agreement (the “NBCU Shareholder Agreement”) with NBCU described below.

Stock Purchase from NBCU

On January 31, 2017, we purchased from NBCU 4,400,000 shares of our common stock, representing approximately 6.7% of shares then outstanding, for approximately $4.9 million or $1.12 per share pursuant to a Repurchase Letter Agreement between the Company and NBCU. Following the Company’s share purchase, NBCU’s direct equity ownership of the Company consisted of 2,741,849 shares of common stock, or 4.5% of the Company’s outstanding common stock. As of February 3, 2018, the Company believes that NBCU sold its remaining shares of the Company’s common stock. The NBCU Shareholder Agreement was terminated pursuant to the Repurchase Letter Agreement. The NBCU Shareholder Agreement was terminated pursuant to the Repurchase Letter Agreement.

NBCU Shareholder Agreement

We were a party to the NBCU Shareholder Agreement until it was terminated pursuant to the Repurchase Letter Agreement on January 31, 2017. The NBCU Shareholder Agreement replaced the GE/NBCU Shareholder Agreement. The NBCU Shareholder Agreement provided that as long as NBCU or its affiliates beneficially own at least 5% of our outstanding common stock, NBCU was entitled to designate one individual to be nominated to our Board of Directors. In addition, the NBCU Shareholder Agreement provided that NBCU was able to designate its director designee to be an observer of the Audit, HR and Compensation, and Governance Committees of our Board of Directors. In addition, the NBCU Shareholder Agreement required us to obtain the consent of NBCU prior to our adoption or amendment of any shareholder’s rights plan or certain other actions that would impede or restrict the ability of NBCU to acquire our voting stock or our taking any action that would result in NBCU being deemed to be in violation of the Federal Communications Commission multiple ownership regulations.

The NBCU Shareholder Agreement also provided that unless NBCU beneficially owned less than 5% or more than 90% of the adjusted outstanding shares of common stock, NBCU may not sell, transfer or otherwise dispose of any securities of the Company subject to limited exceptions for (i) transfers to affiliates, (ii) third party tender offers, (iii) mergers, consolidations and reorganizations and (iv) transfers pursuant to underwritten public offerings or transfers exempt from registration under the Securities Act (provided, in the case of (iv), such transfers do not result in the transferee acquiring beneficial ownership in excess of 20%).

Registration Rights Agreement

On February 25, 2009, we entered into an amended and restated registration rights agreement that, as further amended, provided GE Equity, NBCU and their affiliates and any transferees and assigns, an aggregate of five demand registrations and unlimited piggy-back registration rights. In connection with the GE/ASF Radio Sale, an amendment to the Amended and Restated Registration Rights Agreement was entered into removing GE Equity as a party and adding ASF Radio, L.P. as a party.

2015 Letter Agreement with GE Equity

On July 9, 2015, we entered into a letter agreement with GE Equity (the “GE Letter Agreement”) pursuant to which GE Equity consented to our adoption of a Shareholder Rights Plan in consideration for our agreement to provide GE Equity, NBCU and certain of their respective affiliates with exemptions from the Shareholder Rights Plan. GE Equity’s consent was required pursuant to the terms of the GE/NBCU Shareholder Agreement. This discussion is a summary of the terms of the letter agreement. In the GE Letter Agreement, the Company agreed that if any of GE Equity, NBCU or any of their respective affiliates that holds shares of our common stock from time to time (each a “Grandfathered Investor”) sells or otherwise transfers shares of our common stock currently owned by such Grandfathered Investor to any third party identified to us in writing (any such third party, an “Exempt Purchaser”), we will take all actions necessary under the Shareholder Rights Plan so that such third party will not be deemed an Acquiring Person (as defined in the Shareholder Rights Plan) by virtue of the acquisition of such shares. We further agreed that, subject to certain limitations, upon request of any Grandfathered Investor or Exempt Purchaser, and in connection with a transfer by such Grandfathered Investor or Exempt Purchaser of shares of our common stock to an Exempt Purchaser, we will enter into an agreement with the acquiring Exempt Purchaser granting such acquiring Exempt Purchaser substantially the same rights as set forth above with respect to any sale of our outstanding shares of common stock to any other third party. Additionally, we agreed that without the consent of any Grandfathered Investor that is an affiliate of GE Equity and any Grandfathered Investor that is an affiliate of NBCU, we will not (i) amend the Shareholder Rights Plan in any material respect, other than to accelerate the Expiration Date (as defined in the Shareholder Rights Plan) or the Final Expiration Date (as defined in the Shareholder Rights Plan), (ii) adopt another shareholders' rights plan or (iii) amend the letter agreement.

Director Relationship

One of our directors, Thomas D. Beers, has a minority interest in one of our on-air food suppliers. During fiscal 2017, we made inventory payments totaling $1,156,000 to this supplier.

Related Person Transactions Approval Policy

Our Board adopted a written related person transaction approval policy, which sets forth our Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. This policy applies to any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we are a participant and in which a related person has a direct or indirect interest where such person’s interest in the transaction(s) involves at least $120,000 in value. In order for the transaction, arrangement or relationship to be subject to this policy, there must be a financial aspect to the transaction, which may, for example, involve payments between us and the related person or otherwise provides value to one of the parties.

Under the policy, a related person is any (1) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of our Company; (2) greater than 5% beneficial owner of our common stock; or (3) immediate family member of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in law, and brothers- and sisters-in-law and anyone residing in such person’s home, except for tenants or employees.

Prior to entering into any related person transaction, the Audit Committee must be presented with the relevant information about the proposed transaction in order for the committee to assess whether the related person transaction is beneficial to our Company and the proposed terms are fair to us. The committee is authorized to approve, deny, or approve subject to specified conditions, any related party transaction in its sole discretion. The policy also outlines certain factors that the Audit Committee may take into account in considering a related person transaction and itemizes certain routine transactions which are exempt from the policy.

The types of routine transactions that are exempt from the Company’s related person transaction policy consist of:

•
any employment by the Company of an executive officer of the Company if (a) the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K or (b) the executive officer is not an immediate family member of another executive officer, director or 5% or greater shareholder of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of Regulation S-K if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board approve) the compensation;

•	any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•
any transaction in which the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends);

•
any transaction with another company at which a related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues; and

•	any transaction with a related person involving services as a bank depositary of funds, transfer agent, registration, trustee under a trust indenture, or similar services.

All of the transactions described in this section titled “Certain Relationships and Related Transactions” were approved by the Company’s Board.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee is composed of three independent directors listed below and is responsible for overseeing our management and independent registered public accounting firm in respect of our accounting and financial reporting. In performing our oversight function, we rely upon advice and information received in our discussions with management and the independent registered public accounting firm.

We have (a) reviewed and discussed our Company’s audited consolidated financial statements for the fiscal year ended February 3, 2018 with management; (b) discussed with Deloitte & Touche LLP, our Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standard No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3526; and (c) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning their independence, and discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions with management and our Company’s independent registered public accounting firm referred to above, we recommended to the Board that our audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

LOWELL W. ROBINSON (CHAIR)
LANDEL C. HOBBS
NEAL S. GRABELL

Fees Billed by Deloitte & Touche LLP

Deloitte & Touche LLP has been our independent registered public accounting firm since fiscal 2002. In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Deloitte & Touche LLP for fiscal 2017 and 2016.

Description of Fees	Fiscal 2017 Amount	Fiscal 2016 Amount
Audit Fees	$435,000	$442,000
Audit-Related Fees	47,300	63,800
Total Audit and Audit-Related Fees	482,300	505,800
Tax Compliance Fees	97,300	77,900
Tax Consultation and Advice Fees	75,200	80,200
Total Tax Fees	172,500	158,100
All Other Fees	—	—
Total	$654,800	$663,900

The following is a description of the above services:

Audit Fees. The audit fees set forth above for fiscal 2017 and fiscal 2016 consist of fees billed by Deloitte & Touche LLP for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the audit of our fiscal year-end financial statements and the effectiveness of internal controls over financial reporting, including agreed-upon procedure compliance letters.

Audit-Related Fees. The audit-related fees set forth above for fiscal 2017 and fiscal 2016 consist of fees billed by Deloitte & Touche LLP for consultation regarding other accounting matters and audit services that normally are provided by an independent registered public accounting firm in connection with filings or engagements, such as comfort letters, consents related to Securities and Exchange Commission registration statements and other services related to Securities and Exchange Commission matters for the fiscal year.

Tax Fees. The tax compliance fees set forth above consist solely of fees billed by Deloitte & Touche LLP for preparation of federal, state and local income tax returns and Internal Revenue Service audit assistance. The tax consultation and advice fees set forth above for fiscal 2017 and fiscal 2016 primarily consist of fees billed for consultation and assistance in connection with IRS section 382 and net operating loss matters, including change-in-control analysis, state sales tax nexus, preparation for tax planning regarding various federal and state income tax matters, as well as assistance with employee compensation tax matters.

All Other Fees. We were not billed any amounts by Deloitte & Touche LLP for other products and services during fiscal 2017 or fiscal 2016.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee charter requires that our Audit Committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent auditor’s independence, prior to engagement for these services. All such services performed in fiscal 2017 and fiscal 2016 were approved by our Audit Committee. Our Audit Committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our Audit Committee.

PROPOSAL NO. 4:
RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 4 is a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019.

Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote (provided that the number of shares voted in favor of such proposal constitutes more than 25% of the outstanding shares of our common stock). Shareholders may vote “FOR” or “AGAINST,” or may “ABSTAIN” with respect to, Proposal No.4.

Deloitte & Touche LLP has been our independent registered public accounting firm since fiscal 2002. Upon recommendation from our Audit Committee, the Board selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for our fiscal year ending February 2, 2019, subject to ratification by our shareholders. While it is not required to do so, the Board is submitting the selection of this firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our Audit Committee will reconsider its selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 2, 2019.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 4 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FORM THE FISCAL YEAR ENDING FEBRUARY 2, 2019.

QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters to be considered at the Annual Meeting, or at any adjournments or postponements thereof. We urge you to read the entire proxy statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement, which you should read carefully.

Q: What is the purpose of the Annual Meeting?

A: The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect eight persons to serve as directors on our Board of Directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to approve, on an advisory basis, the 2017 compensation of the Company’s named executive officers as disclosed in this proxy statement;

3.	to approve the amendment to the Company’s 2011 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for awards from 9,500,000 to 13,000,000;

4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019; and

5.	to transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Q: Who is entitled to vote at the Annual Meeting?

A: Only Company shareholders of record as of the close of business on April 18, 2018 will be entitled to notice of, and to vote at, the Annual Meeting. Our common stock is our only authorized and issued voting security. Every share is entitled to one vote on each matter that comes before the Annual Meeting. At the close of business on the record date, we had 65,380,809 shares of our common stock outstanding and entitled to vote.

Q: Who is entitled to attend the Annual Meeting?

A: All Company shareholders of record as of the record date, or their duly appointed proxies, may attend the Annual Meeting in person. Registration will begin at 8:30 a.m. CT. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), and you wish to vote your shares at the Annual Meeting, instead of by proxy, you will need to bring a legal proxy issued to you by your broker or other nominee entitling you to vote in person.

Q: What constitutes a quorum for the Annual Meeting?

A: The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” are counted in determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Q: What vote is required to approve each proposal?

A: With respect to Proposal No. 1, directors are elected by a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal, which means that the eight nominees receiving the most votes will be elected. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. A shareholder who does not vote (including a broker non-vote) will have no effect on the election of directors.

For Proposal No. 2, the advisory vote to approve our named executive officers’ 2017 compensation as disclosed in this proxy statement is not binding on us. We will consider our shareholders to have approved Proposal No. 2 if the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) will have no effect on the outcome of the proposal.

For Proposal No. 3 and Proposal No. 4, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the proposals (provided that the number of shares voted in favor of such proposals constitutes more than 25% of the outstanding shares of our common stock) is required for approval of these proposals. A shareholder who abstains with respect to these proposals will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on either proposal will have no effect on the outcome of such proposal.

Q: How can I vote at the Annual Meeting?

A: You may vote shares by proxy or in person using one of the following methods:

•
Voting by Internet. You can vote over the Internet using the directions on your Notice Regarding Availability of Proxy Materials or proxy card by accessing the website address printed on the card. If you received a proxy card and vote over the Internet, you need not return your proxy card.

•
Voting by Telephone. You can vote by telephone using the directions on your proxy card by calling the toll-free number printed on the card. If you received a proxy card and vote by telephone, you need not return your proxy card.

•
Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by June 13, 2018.

•
Voting in Person. You can vote in person at the Annual Meeting if you are the record owner of the shares to be voted. If you hold your shares in “street name” (that is, through a broker or other nominee) and you wish to vote your shares at the Annual Meeting, instead of by proxy, you will need to bring a legal proxy issued to you by your broker or other nominee entitling you to vote in person.

Q: What do I need to do if I plan to attend the Annual Meeting in person?

A: If you plan to attend the Annual Meeting in person, you must provide proof of your ownership of Company shares (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver’s license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting you will have to provide evidence that you owned Company shares as of April 18, 2018, the record date for the Annual Meeting. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned Company shares as of the record date.

Failure to provide adequate proof that you were a shareholder on the record date may prevent you from being admitted to the Annual Meeting.

Q: Can I vote my shares without attending the Annual Meeting?

A: Yes. Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting. If you are a shareholder of record, you may vote without attending the Annual Meeting only by submitting a proxy by telephone, by Internet or by signing and returning a proxy card. If you hold your shares in street name you may vote by submitting voting instructions to your broker or other nominee, following the directions provided by such broker or other nominee.

Q: How do I access the proxy materials?

A: Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to these shareholders. We are mailing copies of our proxy materials to shareholders who request printed copies. If you received a Notice Regarding Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice Regarding Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice Regarding Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice Regarding Availability of Proxy Materials.

Q: Can I change my vote after I return my proxy?

A: Yes. You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting. You may do this by:

•	signing and delivering to our Corporate Secretary a new proxy or a notice stating that your proxy is being revoked prior to the Annual Meeting;

•
if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site printed on your Notice Regarding Availability of Proxy Materials and following the instructions; or

•	attending the Annual Meeting and voting in person.

Attending the Annual Meeting alone will not revoke your proxy unless you specifically request it.

Q: How will abstentions and “broker non-votes” be treated at the Annual Meeting?

A: Shares of our common stock represented at the Annual Meeting for which proxies have been received but with respect to which shareholders have abstained will be treated as present at the Annual Meeting for purposes of determining whether a quorum exists.

Abstentions will have no effect on the election of directors pursuant to Proposal No. 1 or the approval of Proposal No. 2. An abstention on Proposal No. 3 or Proposal No. 4 will have the same effect as casting a negative vote.

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as ratification of independent registered public accounting firms, but not on non-routine matters, such as the election of directors, the advisory vote on our 2017 executive compensation, the amendment of the Company’s 2011 Omnibus Incentive Plan, or shareholder proposals. Accordingly, we urge you to direct your broker or nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

Consistent with the Company’s historical practice, if a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on proposals at the Annual Meeting, such “broker non-votes” will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present in person or by proxy and entitled to vote for purposes of determining the approval or disapproval of any proposal that requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote. Therefore, except to the extent such broker non-votes could cause the affirmative vote total to be 25% or less of the number of our outstanding shares with respect to Proposal No. 3 or Proposal No. 4, broker non-votes will have no effect on the outcome of Proposal No. 1, Proposal No. 2, Proposal No. 3, or Proposal No. 4.

Q: May the Annual Meeting be adjourned?

A: If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Q: Who solicits proxies and who pays the expenses incurred in connection with the solicitation of proxies?

A: We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged Morrow Sodali LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in total. In addition, certain directors, officers and regular employees may solicit proxies by telephone, the Internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

Q: How may I obtain additional copies of the annual report and/or proxy statement?

A: Our annual report on Form 10-K for our fiscal year ended February 3, 2018 including audited financial statements and the proxy statement for our 2018 Annual Meeting are available online at http://investors.evine.com/financials/annual-reports-and-proxies/default.aspx. Please follow the instructions on the Notice Regarding the Availability of Proxy Materials to request a paper copy of the materials. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

Q: What is the deadline for submitting a shareholder proposal, including director nominations, for inclusion in the proxy statement for our 2019 annual meeting?

A: We must receive shareholder proposals intended to be presented at our 2019 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than January 4, 2018. The inclusion of any shareholder proposals in those proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8. Written copies of all shareholder proposals should be sent to EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. Under Sections 3.2 and 4.3 of our By-Laws, we must receive notice of any other shareholder proposal intended to be presented at our 2019 annual meeting of shareholders on or before March 15, 2019 but not earlier than February 13, 2019.

Q: What happens if other matters come up at the Annual Meeting?

A: The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the appointed proxies will vote your shares in accordance with their discretion.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our securities as of April 18, 2018 based on a total of 65,380,809 shares of common stock outstanding as of that date by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director, (iii) our Chief Executive Officer and our other NEOs, and (iv) all directors and executive officers as a group. Shareholders listed below possess sole voting and investment power with respect to their shares and have a mailing address of 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, unless otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Non-Employee Directors:
Landel C. Hobbs(1)	Common Stock	316,665	*
Scott R. Arnold(2)	Common Stock	70,186	*
Thomas D. Beers(3)	Common Stock	395,477	*
Neal S. Grabell(4)	Common Stock	104,609	*
Mark K. Holdsworth(5)	Common Stock	291,092	*
Lisa A. Letizio(6)	Common Stock	161,682	*
Lowell W. Robinson(7)	Common Stock	168,165	*
Fred R. Siegel(8)	Common Stock	191,486	*
Alexander B. Spiro (9)	Common Stock	14,930	*

Named Executive Officers:
Robert J. Rosenblatt(10)	Common Stock	1,129,528	1.72%
Timothy A. Peterman(11)	Common Stock	358,191	*
Nicole R. Ostoya(12)	Common Stock	222,599	*
Michael A. Henry(13)	Common Stock	144,166	*
Nicholas J. Vassallo(14)	Common Stock	250,398	*
Jean- Guillaume Sabatier	Common Stock	174,657	*
Damon E. Schramm	Common Stock	44,047	*

All directors and executive officers as a group (18 persons)(15)	Common Stock	4,071,212	6.07%

5% or Greater Shareholders:
Cove Street Capital, LLC(16)	Common Stock	6,082,179	9.30%
2101 East El Segundo Boulevard
Suite 302
El Segundo, California 90245

*Represents less than 1% ownership.

(1)	Includes options to purchase and unvested restricted stock units granted totaling 89,090 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(2)	Includes unvested restricted stock units granted totaling 59,090 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(3)	Includes options to purchase and unvested restricted stock units granted totaling 89,090 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(4)	Includes unvested restricted stock units granted totaling 59,090 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(5)	Includes unvested restricted stock units granted totaling 59,090 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(6)	Includes unvested restricted stock units granted totaling 59,090 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(7)	Includes options to purchase and unvested restricted stock units granted totaling 89,090 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(8)	Includes options to purchase and unvested restricted stock units granted totaling 89,090 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.

(9)	Represents unvested restricted stock units granted totaling 14,930 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(10)	Includes options to purchase shares totaling 376,911 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(11)	Includes options to purchase shares totaling 196,191 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(12)	Includes options to purchase shares totaling 222,599 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(13)	Includes options to purchase and unvested restricted stock units granted totaling 92,957 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(14)	Includes options to purchase shares totaling 151,258 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(15)	Includes options to purchase and unvested restricted stock units granted totaling 1,680,900 that are presently exercisable or may become exercisable or vest within 60 days of April 18, 2018.
(16)	Information with respect to Cove Street Capital, LLC is provided in reliance upon information included in a Schedule 13G filed on June 9, 2016 and a Schedule 13G/A filed on February 13, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them, except for (i) one Form 4 to report an open market purchase by Scott R. Arnold that was reported late due to an administrative error, and (ii) one Form 4 to report the forfeiture of shares by Jean-Guillaume Sabatier.

DEADLINE FOR RECEIPT OF SHAREHOLDER
PROPOSALS FOR 2019 ANNUAL MEETING

The deadline for our receipt of any shareholder proposals intended to be presented at our 2019 Annual Meeting of Shareholders and included in the proxy statement for that meeting is January 4, 2019. The inclusion of any shareholder proposals in those proxy materials is subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8.

In addition, Sections 3.2 and 4.3 of the Company’s By-Laws contain advance notice provisions requiring that, if a shareholder wants to present a proposal (other than pursuant to Rule 14a-8) or nominate directors at our 2019 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof in accordance with the By-Laws. In order to be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than March 15, 2019 nor earlier than February 13, 2019. The By-Laws set forth detailed information that must be submitted with any shareholder proposal or director nomination. In the event that the date of the 2019 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary date of the 2018 Annual Meeting, however, notice by the shareholder must be delivered, or mailed and received, not later than the 90th day prior to the 2019 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2019 Annual Meeting is first made. A copy of the full text of the By-Laws may be obtained by writing to the attention of our Corporate Secretary at the address below. Written copies of all shareholder proposals should be sent to EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

ANNUAL REPORT AND AVAILABLE INFORMATION

Our annual report containing audited financial statements for our fiscal years ended February 3, 2018 and January 28, 2017 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.evine.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this proxy statement. Our common stock trades on the Nasdaq Stock Market under the symbol “EVLV.”

Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary or calling (952) 943-6000. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC’s website at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “Householding,” potentially means extra convenience for shareholders and cost savings for companies.

Broadridge Financial Solutions, Inc. may be Householding our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Householding will continue until you are notified otherwise or until you notify Broadridge or us that you no longer wish to participate in Householding.

If, at any time, you no longer wish to participate in Householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify Broadridge, (2) direct your written request to: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Investor Relations or (3) contact our Investor Relations department by telephone at (952) 943-6000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request Householding of their communications should contact Broadridge. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. If other matters are properly presented at the Annual Meeting and you are a shareholder of record and have submitted a completed proxy card or voting instruction form, the persons named as proxies in such proxy card or voting instruction form will vote your shares in accordance with their discretion.

No appraisal or dissenters’ rights will be available to Company shareholders in connection with the proposals to be considered at the Annual Meeting.

By Order of the Board of Directors

Andrea M. Fike
Senior Vice President, General Counsel and Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000380740_1 R1.0.1.17 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Thomas D. Beers 02 Neal S. Grabell 03 Landel C. Hobbs 04 Mark K. Holdsworth 05 Lisa A. Letizio 06 Robert J. Rosenblatt 07 Fred R. Siegel 08 Alexander B. Spiro EVINE Live Inc. 6740 SHADY OAK ROAD, EDEN PRAIRIE, MN 55344-3433 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve, on an advisory basis, the 2017 compensation of the Company's named executive officers as disclosed in the accompanying proxy statement; and; 3 To approve the amendment to the Company's 2011 Omnibus Incentive Plan to increase the number of shares of our common stock authorized for awards from 9,500,000 to 13,000,000; and 4 To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 2, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000380740_2 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting : The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com EVINE Live Inc. Annual Meeting of Shareholders June 13, 2018 This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Robert J. Rosenblatt or Andrea M. Fike, and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EVINE Live Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on June 13, 2018, at the EVINE Live Inc. Corporate Offices, 6690 Shady Oak Road, Eden Prairie, MN 55344, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the proxies. Continued and to be signed on reverse side